[STAMP]

                       NOTICE OF, CONSENT TO APPOINTMENT,
    CHANGE OF NAME, OR RESIGNATION BY AUDITOR OR REMOVAL OF AUDITOR
    (SECTION 172(3) (C) 269, 271, 273, 276, 277, 278, 280, 322(1)(c) AND 325)

NAME OF COMPANY: HARMONY GOLD MINING COMPANY LIMITED

*MARK THE APPLICABLE SQUARE IN PART 1 OR II

PART I (To be completed by the auditor concerned and to be sent to the company for completion of Part III and lodgement with Registrar)

      *A. APPOINTMENT:

   [x] I PRICEWATERHOUSECOOPERS INC consent to my appointment as auditor of the above mentioned company as from 01/07/98 19_________and declare that I am not disqualified in terms of section 275 of the Companies Act, 1973 for the appointment.

   [ ]*B. CHANGE OF NAME:

       The firm_________________has with effect from_______________
       19___________changed its name and will in future be known as ___________

Date: 01/07/98 19______                   Signature: PRICEWATERHOUSECOOPERS INC.
                                                     ---------------------------
                                                           Auditor

Situation of office  13TH FLOOR 35 PRITCHARD    Postal address: P O BOX 2536
                     STREET                                     JOHANNESBURG
                     JOHANNESBURG                               2000
                     2001

PART II (To be completed by the auditor concerned and original too be lodged with Registrar and duplicate to be sent to the company for completion of
        Part III and lodgement with Registrar)

[X] *C. RESIGNATION:

       I COOPERS & LYBRAND resign as auditor of the abovementioned company and declare that-

      (a) as at the date of this notice I have no reason to believe that in the conduct of the affairs of the company a material irregularity has taken place, or is taking place which has caused or is likely to cause financial loss to the company or to any of its members or creditors;

      (b) I reported a material irregularity to the Public Accountants' and Auditors' Board on___________19____________in terms of the Public Accountants' and Auditors' Act, 1951.

      (Note: This resignation shall take effect on the date upon which another auditor is appointed in terms of section 280(3) and (4) of the Companies Act, 1973:)

Date 01/07/98 19__________                     Signature: COOPERS & LYBRAND
                                                          -----------------
                                                          Auditor

PART III (To be completed by company concerned and lodged with Registrar)

      D. STATEMENT:

      The auditor of the above mentioned company was removed/not reappointed in terms of section 277/278 of the Companies Act, 1973 on _____________19____________The vacation of office/particulars pertaining to the matters reflected in PartI/II have been entered in the register in compliance with section 215 of the Companies Act, 1973.

Date: 1-7 1998                                  Signature: [ILLEGIBLE]
                                                           ----------------
                                                           Director/Officer

(To be completed by the auditor or company concerned and lodged with the Registrar)

NOTICE RELATING TO A CHANGE IN RESPECT OF AN AUDITOR DATED__________19_____

Name of auditor/  PRICEWATHERHOUSECOOPERS INC/
                  HARMONY GOLD MINING COMPANY LIMITED    Return received
company                                                  Date stamp of Companies
                                                         Registration Office
Postal Address    P O BOX 2536
                  JOHANNESBURG                           Invalid if not
                  2000

                            (Artikel 170/SECTION 170)

       KENNISGEWING VAN GEREGISTREERDE KANTOOR EN POSADRES VAN MAATSKAPPY
           NOTICE OF REGISTERED OFFICE AND POSTAL ADDRESS OF COMPANY

 (Moet in tweevoud by inlywing en voor veranderings van adresse ingedien word)

(TO BE LODGED IN DUPLICATE UPON INCORPORATION AND PRIOR TO CHANGE OF ADDRESSES)

                                                               [SEAL]

        REGISTRASIENOMMER VAN MAATSKAPPY
        REGISTRATION NUMBER OF COMPANY        05/38232/06

Naam van maatskappy
NAME OF COMPANY     HARMONY GOLD MINING COMPANY LIMITED

                    P O BOX 1 GLEN HARMONY 9435

(a) Die ligging van die geregistreerde kantoor en posadres van bogenoemde maatskappy is soos volg:
    THE SITUATION OF THE REGISTERED OFFICE AND POSTAL ADDRESS OF THE ABOVE-MENTIONED COMPANY ARE AS FOLLOWS:

    (i) Geregistreerde adres

        REGISTERED ADDRESS   HARMONY MAIN OFFICES, REMAINDER OF PORTION 3
                             OF THE FARM

                             HARMONY FARM 222, PRIVATE ROAD, GLEN HARMONY,
                             VIRGINIA 9430
    (ii) Posadres
         POSTAL ADDRESS      P O BOX 1, GLEN HARMONY, 9435

(b) Die datum van beoogde veranderings in die adresse is
    THE DATE OF THE INTENDED CHANGES IN THE ADDRESSES IS    11/2/98

    (Beide adresse moet te alle tye verskaf word/BOTH ADDRESSES MUST BE FURNISHED AT ALL TIMES)

/s/ [***]                                       19-1-98
----------------------------------              -------------
HANDTEKENING/SIGNATURE                          DATUM/DATE
(Direkteur/Sektretaris/Beampte/SECRETARY)

Die veranderings tree in werking op/THE CHANGES TAKE EFFECT ON    11/2/98

/s/ [***]                                       21/1/98
----------------------------------              -------------
REGISTRATEUR VAN MAATSKAPPYE                    DATUM/DATE
REGISTRAR OF COMPANIES

                                                    KANTOORGEBRUIK/OFFICE USE

                                            Dataverwerking/DATA PROCESSING

                                            (1) Opgeneem/RECORDED
                                                Datum en paraaf
                                                DATE AND INITIALS 248 21/1
Naam van maatskappy
NAME OF COMPANY  HARMONY GOLD MINING        (2) Regstelling/CORRECTIONS
                 COMPANY LIMITED
                                                Datum en paraaf
                                                Date and initials________
Posadres
POSTAL ADDRESS   P O BOX 1, GLEN HARMONY,
                 9435
                                            Datumstempel van Registrasiekantoor
                                            vir Maatskappye
                                            DATE STAMP OF COMPANIES
                                            REGISTRATION OFFICE

Reproduced under Government Printers Copyright Authority 9988 dated 23 May 1995. - Mackinnon, Anderson & Co. (011) 455-3117

                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT,1973
                                                                          [SEAL]

SPECIAL RESOLUTION
(Section 200)
(To be lodged in duplicate)

                           Registration No.of company
                                   05/38232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED
Date notice given to members 13 May 1998 Date resolution passed 10 June 1998 Special resolution passed in terms of section 62(1), 75(1)(a), 75(1)(c)+159 of the act article 19(a)+19(c)of the articles.
--------------------------------------------------------------------------------
Copy of notice convening meeting attached.

CONTENTS OF RESOLUTION (Use reverse side if necessary)
Resolved:

                                 SEE ANNEXURE A

Rubber stamp of company, if any or of secretaries.

Date 10/06/98 signature /s/ F W BAKER
                        -------------------------------
                                 Secretary

                                Name (in block capitals) F W BAKER

Delete whichever not applicable.

To be completed by company.

Herewith copy of special resolution as registered.
                                                                          [SEAL]

                                Registration No.of company
                                  05/38232/06
Name of company  HARMONY GOLD MINING
                COMPANY LIMITED
Postal address TO BE UPLIFTED BY
                    KRANT WAGNER

Not valid unless stamped by Registrar of Companies.

[HARMONY GOLD MINING LOGO]

                                                                          [SEAL]
                                  ANNEXURE "A"

HARMONY GOLD MINING COMPANY LIMITED
(Incorporated in the Republic of South Africa)
(Registration number 05/38232/06)
Nasdaq trading symbol: HGMCY
("Harmony" or "the company")

DIRECTORS:
L Hewitt (Chairman), Z B Swanepoel (Managing), F Abbott. R A Andrew (British), R A L Atkinson. G P Briggs (Alternate), F Dippenaar. N J Froneman. T S A Grobicki. R A R Kubble. P C Pienaar (Alternate). F R Sullivan

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that a general meeting of shareholders of the company will be held at the Harmony Corporate Offices. Building 26A, The Woodlands, Western Service Road. Woodmead. Sandton, on Wednesday, 10 June 1998 at 14.00 (local time in South Africa) for the purpose of considering and, it deemed fit, passing with or without modification, the following special and ordinary resolutions:

1.    SPECIAL RESOLUTION NUMBER 1

      "Resolved as a special resolution that the company's articles of association be and they are hereby amended by the inclusion of the following new article 188:

      188 If, upon any consolidation by the Company of its shares, there are members holding less than 100 shares prior to the consolidation taking effect who become entitled to fractions of consolidated shares, then the Company shall, unless such members have elected to retain such fractions, cause the fractions to be aggregated and sold on such basis as the directors may determine and the Company shall account to such member for the proceeds attributable to each member's fraction."'

2.    SPECIAL RESOLUTION NUMBER 2

      "Resolved as a special resolution that, subject to the passing and registration of special resolution number 1 proposed at the general meeting convened to consider this special resolution, the company's authorised share capital consisting of R37 500 000 divided into 75 000 000 ordinary shares of 50 cents each and its issued share capital consisting of R24 521 900 divided into 49 043 800 ordinary shares of 50 cents each be altered by the consolidation of every 100 ordinary shares of 50 cents each'into 1 ordinary share of R50,00 so that -

      (a) the authorised share capital shall be R37 500 000 divided into 750 000 ordinary shares of R50,00 each; and

      (b) the issued share capital shall be R24 521 900 divided into 490 438 ordinary shares of R50,00 each."

3.    SPECIAL RESOLUTION NUMBER 3

      "Resolved as a special resolution that, subject to the passing and registration of special resolutions numbers 1 and 2 proposed at the general meeting convened to consider this special resolution and after the sale of fractions of consolidated shares in terms of special resolution number 1 proposed at such general meeting, the authorised share capital of the company consisting of 750 000 ordinary shares of R50,00,00 each and the issued share capital consisting of 490 438 ordinary shares of R50.00 each, be altered by the subdivision of each existing ordinary share of R50.00 each into 100 ordinary shares of 50 cents each, so that -

      (a) the authorised share capital shall be R37 500 000 divided into 75 000 000 ordinary shares of 50 cents each: and

      (b) the issued share capital shall be R24 521 900 divided into 49 043 800 ordinary shares of 50 cents each."

4.    SPECIAL RESOLUTION NUMBER 4

      "Resolved as a special resolution that the authorised share capital of the company be increased from R37 509 000 divided into 75 000 000 ordinary shares of 50 cents each to R60 000 000 divided into 120 000 000 ordinary shares of 50 cents each by the creation of 45 000 000 new ordinary shares of 50 cents each ranking pari passu in all respects with the other ordinary shares in the capital of the company."

5.    SPECIAL RESOLUTION NUMBER 5

      "Resolved as a special resolution that, subject to-thc passing and registration of special resolution number 4 to be proposed at the general meeting convened to consider this special resolution, paragraph 5 of the company's memorandum of association be amended to read as follows:

      'The authorised share capital of the Company is R60 000 000 divided into 120 000 000 ordinary shares of 50 cents each with power to divide the shares in the original or any increased capital into several classes and to attach thereto respectively any preferential, qualified, special or deferred rights, privileges or conditions."'

6.    ORDINARY RESOLUTION NUMBER 1

      "Resolved, that the directors be authorised to allot and issue, at the applicable offer price as defined in the circular to sharholders dated 12 May 1998 such number of ordinary shares of 50 cents each and options as may be necessary to satisfy the shares and options required by those shareholders and option holders who elect to increase their holdings to 100 shares or 100 options."

7.    ORDINARY RESOLUTION NUMBER 2

      "Resolved, that the directors be and they are hereby authorised to take all such steps and sign all such documents as are necessary to give effect to the resolutions passed at the general meeting convened to consider this ordinary resolution."

8.    ORDINARY RESOLUTION NUMBER 3

      "Resolved as an ordinary resolution that the directors of the company be and they are hereby authorised and empowered to allot and issue the unissued ordinary shares in the capital of the company for cash to such person person or persons (defined as "the public" by the Johannesburg Stock Exchange ) and on such terms and conditions as the directors may, without restriction, from time to time deem fit as and when suitable opportunities arise therefor, but subject to the following requirements of the Johannesburg Stock Exchange:

      (a) This authority shall be valid until the next annual general meeting of the company or 15 months from the date on which this resolution is passed, whichever is the earlier date;

      (b) A paid press announcement giving full details, including the impact on net asset value and earnings per share of the company, shall be published at the time of any such issue representing, on a cumulative basis within one year, 5 per cent or more of the number of shares in issue prior to the issue in question;

      (c) Issues in the aggregate in terms of this authority in any one financial year shall not exceed 10 per cent of the number of shares in the company's issued share capital, provided that such issues shall not be in the aggregate in any three-year period (commencing on the first day of the company's financial year) exceed 15 per cent of the company's issued share capital;

      (d) In determining the price at which an issue of shares will be made in terms of this authority, the maximum discount permitted shall be 10 per cent of the weighted average trading price of the shares in question (adjusted for any dividend declared but not yet paid or for any capitalisation issue made to the shareholders) as determined over the 30 days prior to the date that the price of the issue is determined or agreed by the directors of the company."

      As more than 35 per cent of the company's issued share capital is held by "the public" (as defined in the Listings Requirements of the Johannesburg Stock Exchange), the approval of a 75 percent majority of the votes cast by shareholders present or represented by proxy at the general meeting is required for this resolution to be effective.

9.    ORDINARY RESOLUTION NUMBER 4

      "Resolved as an ordinary resolution that, subject to the passing and registration of special resolution number 4 set out in the notice convening the general meeting to consider this ordinary resolution, all of the unissued shares in the authorised capital of the company (except for the shares which have been reserved for the Harmony Share Option Scheme and for the allotment and issue to holders of options granted by the company as and when those options are exercised by the holders thereof) be and they are hereby placed under the control of the directors of the company in terms of Sections 221 and 222 of the Companies Act, 1973 ("the Act") with the authority, subject to the provisions of the company's articles of association, the Act and the Listings Requirements of the Johannesburg Stock Exchange, to allot and issue and grant options over such shares to such persons and upon such terms and conditions as the directors of the company in their sole discretion deem fit."

REASONS AND EFFECTS

The reason for special resolution number 1 is to amend the company's articles of association to provide for the sale of fractions of shares arising on the consolidation of shares in respect of those shareholders holding less than 100 shares who do not elect to sell their shares or to increase their oddlot holdings to 100 shares or to retain their oddlot holdings in terms of the oddlot offer proposed in the circular to shareholders and option holders dated 13 May 1998 which accompanies this notice ("the circular"), thereby facilitating the proposals in respect of shareholders who hold less than 100 shares as set out in the circular. The effect of the resolution will be to amend the company's articles of association accordingly.

The reason for special resolutions numbers 2 and 3 is to provide a mechanism to facilitate the reduction in the number of small shareholders in the company in an equitable manner. The effect of special resolution number 2 is to consolidate the authorised and issued share capital so that every 100 shares of 50 cents each become 1 share of R50.00. The effect of special resolution number 3 is to subdivide the authorised and issued share capital so that every 1 share of R50.00 becomes 100 shares of 50 cents each.

The reason for special resolution number 4 is to create 45 000 000 new ordinary shares of 50 cents each in order to allow the company access to additional unissued capital for the future requirements of the company, including as yet unspecified acquisitions as more fully set out in the circular. The effect of special resolution number 4 is to increase the authorised share capital to R50 000 000, divided into 120 000 000 ordinary shares of 50 cents each.

The reason for special resolution number 5 is to reflect in the company's memorandum of association the new authorised share capital of the company pursuant to the increase thereof in terms of special resolution number 4. The effect of the special resolution is to amend paragraph 5 of the company's memorandum of association accordingly.

VOTING AND PROXIES

On a show of hands every shareholder present in person or by proxy or represented in terms of section 188 of the Companies Act, 1973 shall have one vote and on a poll every shareholder present in person or by proxy or so represented shall have one vote for every share held by such shareholder.

The necessary form of proxy (yellow) accompanies this notice. A shareholder entitled to attend and vote at the general meeting may appoint one or more proxies to attend, speak and vote in place of such shareholder. A proxy so appointed need not be a shareholder of the company. Duly completed forms of proxy must be lodged with the South African transfer secretaries. Optimum Registrars (Proprietary) Limited, or the United Kingdom registrar. Computershare Services PLC, at the addresses set out below, by not later than 14:00 on Monday, 8 June 1998.

By order of the board

F W Baker
Secretary

Virginia

13 May 1998

Registered office and postal address          South African transfer secretaries

Harmony Main Offices                          Optimum Registrars (Pty)Limited
Remaining Extent of Portion 3 of the farm     4th Floor, Edura House
Harmony Farm 222                              41 Fox Street
Private Road                                  Harmony Farm 222
Glen Harmony                                  2001 Johannesburg
Virginia                                      (PO Box 62391
Po Box 1                                      2107 Marshalltown)
Glen Harmony, 9435
                                              United Kingdom registrar

                                              Computershare Services PLC
                                              PO Box 82
                                              Caxton House
                                              Redcliffo Way
                                              Bristol. BS99 7NH

                                                             Form CM 26

                            REPUBLIC OF SOUTH AFRICA     Revenue stamp or
                              COMPANIES ACT, 1973        revenue fanking machine
                                                         impression R80

SPECIAL RESOLUTION                                           [SEAL]
(Section 200,
(To be lodged in duplicate)

                           Registration No. of company
                                   05/38232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Date notice given to members 17/9 1999 Date resolution passed 12/11 1999 62(1), 85, 75(1)(a), 56(1), Special resolution passed in terms of section 199 of the Act/ article 19(a) of the articles.

Copy of notice convening meeting attached.

CONTENTS OF RESOLUTION (Use reverse side if necessary):

Resolved:

SEE ANNEXURE "A" ATTACHED

Rubber stamp of company, if any or of secretaries. ____________________________

Date 17 November 1999 Signature /s/ F Abbott
                                --------------------------
                                   Director

                       Name, in block capitals: F ABBOTT

Delete whichever not applicable.
_______________________________________________________________________________

To be completed by company.
Herewith copy of special resolution as registered.

                                                             Special resolution
                                                            registered this days
                          Registration No. of company               [SEAL]
                                  05/38232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED      Date stamp of Companies
                                                           Registration office
                                                                1999-11-30

Postal address TO BE UPLIFTED BY JOHN & KERNICK           Registrar of Companies
                                                              /s/ [ILLEGIBLE]

Not valid unless stamped by Registrar of Companies.

[***]

                                                                    ANNEXURE "A"

                                                                          [SEAL]

SPECIAL RESOLUTION NUMBER 1

[***] as a special resolution that the Articles of Association of the Company be and are hereby amended by

[***] amending article 21 by deleting all the words after Memorandum or so that after [***] will read as follows.

      [***] 21 The Company may from time to time by special resolution reduce the share capital authorized by its Memorandum.

[***] inserting the following new article 21A.

Subject to the Act and subject to such authorities consents and requirements as may from time to [***] and the Listings [***] of the Johannesburg Stock Exchange and any other stock exchange upon which the [***] Company may by quoted or listed. Company may from time to time reduce its issued share capital share premium account stated capital and/or capital redemption reserve fund the passing of an ordinary resolution.

      amending article 22 by-

      deleting the words "power in article 21" from the preamble and replacing them with the words powers in articles 21 and 22":

      deleting the words "by special resolution" from the preamble:

      inserting the words "by special resolution" at the beginning of sub-article (a) and deleting the words "or issued" from sub-article a:

      inserting the words "by ordinary resolution" at the beginning of sub-article (b):

      inserting the words "by special resolution" at the beginning of sub-article (c), so that after the amendment article 22 will read as follows:

      [***] 22 In particular and without prejudice to the generality of the powers in articles 21 and 22. the Company may:

      (a) by special resolution cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of the authorized share capital by the account of the shares so cancelled:

      (b) by ordinary resolution with or without extinguishing or reducing the liability on any of its shares:

            (i) cancel any issued share capital which is lost, or unrepresented by available assets, or

            (ii) pay off any issued share capital which is in excess of the requirements of the Company, or

      (c) by special resolution redeem any redeemable preference shares of the Company.

the insertion of the following new articles numbered 22A and 22B

ACQUISITION OF SHARES BY THE COMPANY

      22A Notwithstanding anything to the company contained in these articles and subject to the Act and the requirement from time to time of the Jahannesburg Stock Exchange and any other stock exchange upon which the shares of the Company may be quoted or listed the Company may from time to time by special resolution approve the acquisition of shares issued by it issued by its holding company.

DISTRIBUTIONS

      22B Subject to Section 90 of the Act and to the provision of article 21A the Company is hereby authorised to make payments in cash or in [***] to its shareholders.

[***] as a special resolution that subject to the passing and registration of special resolution number 1 proposed at the annual general meeting [***] to consider this special resolution the Company approves as a general approval in terms of section 85(2)of the Companies Act 1973 [***]the acquisition from [***] to time of such number of ordinary shares of 50 cents each issued by the Company and at such price or [***]and on such other terms and conditions as the directors may from time to time determine but subject to the requirements from time to [***] of any stock exchange upon which the shares of Company may be quoted or listed and to the following requirements of the [***] Stock Exchange:

      This authority shall be valid only until the next annual general meeting of the Company of 15 months from the date on which this resolutions is passed whichever is the earlier date.

      This authority is limited to the purchase of a maximum of [***]of the Company's issued ordinary share capital at the time the authority is granted

      Acquisitions must not be made at a price more than 5 above the [***]average of the market value for the issued ordinary shares of the Company for the 5 business days immediately preceding the date of acquisition

SPECIAL RESOLUTION NUMBER 3

Solved as a special resolution that the Articles of Association of the Company be and are hereby amended by inserting the words free of charge after the words entitled to receive in the first sentence of article [***] and by deleting from the last sentence of article[***] the words on payment of such fee. If any not exceeding R2.00(two Rand) and by replacing them with the words free of change:

      deleting form article 34(a) the words and until it be proved to the satisfaction of the directors to have been destroyed and by replacing them with the words the Company is satisfied beyond reasonable doubt that the original has been destroyed:

      Inserting the following new article 39A:

      39A No fee shall be changed for the registration of a transfer of a share or of any other document relating to or affecting the title to any share deleting from article 88(a)(iv) the words as an officer or creditor of or as a registered or beneficial shareholder and by replacing them with the words in shares representing no more than one per cent of either any class of the equity share capital or the voting rights inserting the following words in the relevant sub-paragraphs of article 88(a)(vi):

      (i) where the director's interest in the contract transaction or dealing is only by virtue of the other company being a subsidiary of the Company before the semi-colon at the end of sub-paragraph (a):

      (ii) Where the director's interest in the contract transaction or dealing is only by virtue of the Company being shareholder of or otherwise interested in the other company before the semi-colon at the end of sub-paragraph (b):

      (iii) where the director's interest in the contract transaction or dealing is only by virtue of the other company being the Company's holding company before the semi-colon at the end of sub-paragraph(c):

      (iv) where the director's interest in the contract transaction or dealing is only by virtue of the other company being a subsidiary of the Company's holding company before the semi-colon at the end of sub-paragraph(d):

      (v) where the director's interest in the contract transaction or dealing is only by virtue of the Company's holding company being a shareholder or otherwise interested in the other company before the comma at the end of sub-paragraph(e):

      inserting in article 88(b):

      the words by the Company in general meeting before the words at any time:

      the following sentence at the end article 88(b) Notwithstanding the provisions of article 58 any decision by the Company in general meeting in terms of this article 88(b) shall be decided by a 75%(seventy five percent) majority of votes.

      deleting from article 91 the words not less than 48 (forty eight ) hours (excluding Saturdays Sundays and public holidays) and by replacing them with the words not less than 7(seven ) days and not more than 42(forty two) days and by inserting the words and of his willingness to serve as a director at the end of article 91.

SPECIAL RESOLUTION NUMBER 4

solved as a special resolution that the authorised share capital of the Company be increased from R60 million divided into 120 million ordinary shares of 50 cents each to R90 million divided into 180 million ordinary shares of 50 cents each by the creation of 60 million new ordinary shares 50 cents each ranking pari passu in all respects with the other ordinary shares in the issued capital of the Company.

SPECIAL RESOLUTION NUMBER 5

[***] as a special resolution that subject to the passing and registration of special resolution number 4 proposed at the annual general meeting [***] to consider this special resolution. paragraph 5 of the Company's Memorandum of association be amended by deleting the figures and [***] R60 million divided into 120 million ordinary shares of 50 cents each and by inserting the figures and words R90 million divided into [***] million ordinary shares of 50 cents each in place thereof.

[LOGO]
                       HARMONY GOLD MINING COMPANY LIMITED

(Incorporated in the Republic of South Africa)
(Registration number 05/38252806)
Nasdaq trading symbol. HGMCY
("Harmony `or' the Company")

                                                                         [SEAL]

Directors:      [***] (Chairman), ZB Swanepoel ( Chief executive).[***],
                R A Andrew (British) [***] Dippenaar. Nj Froneman.
                TSA Grobicki.PC Pienaar (Alternate). MF Pleming. FR[***]

Secretary:      FW Baker

NOTICE TO SHAREHOLDERS

Notice is hereby given that the annual general meeting of members of Harmony Gold Mining Company Limited will be held at the Harmony Corporate Offices, Second Floor. Building 23, The Woodlands, Western Service Road, Woodmead on 12 November 1999 at 09:00 for the following business:-

1. To receive and consider the audited annual financial statements for the year ended 30 June 1999:

2. To fix the remuneration of the directors in terms of the company's Articles of Association:

3.    To elect directors in terms of the company's Articles of Association; and

4. To consider, and if deemed fit, to pass, with or without modification, the following ordinary and special resolutions, the reasons for which are stated in the directors' report:

ORDINARY RESOLUTION NUMBER 1:

Resolved that the directors be and hereby are authorised to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme, all or any of the remaining unissued ordinary shares of 50 cents each in the capital of the company (including the new ordinary shares of 50 cents each created in terms of special resolution 4 proposed at the annual general meeting convened to consider this ordinary resolution if special resolution number 4 is approved and registered) at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time at their sole discretion determine, subject to the provisions of the Companie Act, 1973 (Act 61 of 1973) and the requirements of the Johannesburg Stock Exchange.

ORDINARY RESOLUTION NUMBER 2:

Resolved that the directors of the company be and hereby are authorised to allot and issue all or any of the authorized but unissued ordinary shares of 50 cents each in the capital of the company (including the new ordinary shares of 50 cents each created in terms of special resolution 4 proposed at the annual general meeting convened to consider this ordinary resolution if special resolution number 4 is approved and registered for cash to such person or persons (defined as "the public" by the Johannesburg Stock Exchange) and on such terms and conditions as the directors may, without restriction, from time to time, deem fit as and when suitable opportunities arise therefore, but subject to the following requirements of the Johannesburg Stock Exchange:

(a) This authority shall be valid until the next annual general meeting of the company or 15 months from the date on which this resolution is passed, whichever is the earlier date:

(b) A paid press announcement giving full details, including the impact on net asset value and earnings per share of the company, shall be published at the time of any such issue representing, on a cumulative basis within one year, 5 per cent or more of the number of shares in issue prior to the issue in question:

(c) Issues in the aggregate in terms of this authority in any one financial year should not exceed 10 per cent of the number of shares in the company's issued share capital, provided that such issues shall not in the aggregate in any three year period (commencing on the first day of the company's financial year) exceed 15 per cent of the company's issued share capital:

(d) In determining the price at which an issue of shares will be made in terms of this authority, the maximum discount permitted shall be 10 per cent of the weighted average trading price of the shares in question (adjusted for any dividend declared but not yet paid or for any capitalisation issue made to the shareholders) as determined or agreed by the directors of the company.

As more than 35 per cent of the company's issued share capital is held by "the public" (as defined in the Listings Requirements of the Johannesburg Stock Exchange), the approval of a 75 per cent majority of the votes cast by shareholders present or represented by proxy at the annual general meeting is required for this resolution to be effective.

                                                                  [HARMONY LOGO]

SPECIAL RESOLUTION NUMBER 2

Resolved as a special resolution that, subject to the passing and registration of special resolution number 1 proposed at the annual general meeting convened to consider this special resolution. the Company approves, as a general approval in terms of section 85(2) of the Companies Act. 1973 (the Act) the acquisition from time to time, of such number of ordinary shares of 50 cents each issued by the Company and at such price or prices and on such other terms and conditions as the directors may from time to time determine, but subject to the requirements from time to time of any stock exchange upon which the shares of the Company may be quoted or listed and to the following requirements of the Johannesburg Stock Exchange:

1. This authority shall be valid only until the next annual general meeting of the Company or 15 months from the date on which this resolution is passed, whichever is the earlier date.

2. This authority is limited to the purchase of a maximum of 10% of the Company's issued ordinary share capital at the time the authority is granted.

3. Acquisition must not be made at a price more than 5% above the weighted average of the market value for the issued ordinary shares of the Company for the 5 business days immediately preceding the date of acquisition.

The reason for and effect of special resolution number 2 is to generally approve, in terms of section 85(2) of the Act, the acquisition by the Company of ordinary shares issued by it subject to the requirements of the Johannesburg Stock Exchange. The directors intend to utilise this authority as such time or times, in respect of such number of shares, at such price and on such terms as they may consider appropriate from time to time. Accordingly, the method by which the Company intends to acquire its securities, the maximum number of securities which will be acquired and the price(s) and date(s) at which the acquisition(s) is(are) to take place are not presently known.

SPECIAL RESOLUTION NUMBER 3

Resolved as a special resolution that the Articles of Association of the Company be and are hereby amended by -

1. inserting the words "free of charge" after the words "entitled to receive" in the first sentence of article 27; and by deleting from the last sentence of article 27, the words on payment of such fee, if any, not exceeding R2,00 (rwo Rand) "and by replacing them with the words", free of charge;

2. deleting from article 34(a) the words "and until it be proved to the satisfaction of the directors to have been destroyed "and by replacing them with the words" the company is satisfied beyond reasonable doubt that the original has been destroyed;

3.    Inserting the following new article 39A;

      39A No fee shall be charged for the registration of a transfer of a share or of any other document relating to or affecting the title to any share;

4. deleting from article 88(a)(iv) the words "as an officer or creditor of or as a registered to beneficial shareholder" and by replacing them with the words "in shares representing no more than on per cent of either any class of the equity share capital, or the voting rights"

5. inserting the following words in the relevant sub-paragraphs of article 88(a)(vi):

      (i) "where the director's interest in the contract, transaction or dealing is only by virtue of the other company being a subsidiary of the Company" before the semi-colon at the end of sub-paragraph(a);

      (ii) "where the director's interest in the contract, transaction or dealing is only by virtue of the Company being a shareholder of or otherwise interested in the other Company" before the semi-colon at the end of sub-paragraph (b);

      (iii) "where the director's interest in the contract, transaction or dealing is only by virtue of the other company being the Company's holding company" before the semi-colon at the end of sub-paragraph (c);

      (iv) "where the director's interest in the contract, transaction or dealing is only by virtue of the other company being a subsidiary of the Company's holding company" before the semi-colon at the end of sub-paragraph(d);

      (v) "where the director's interest in the contract, transaction or dealing is only by virtue of the Company's holding company being a shareholder or otherwise interested in the other company" before the comma at the end of sub-paragraph (e);

6.    inserting in article 88(b).

6.1 the words "by the Company in general meeting" before the words "at any time";

6.2 the following sentence at the end of article 88(b); "Norwithstanding the provisions of article 58, any decision by the Company in general meeting in terms of this article 88(b) shall be decided by a 75% (seventy five percent) majority of votes";

7. deleting from article 91 the words "not less than 48 (forty-eight) hours (excluding Saturdays, Sundays and public holidays)" and by replacing them with the words "not less than 7 (seven) days and more than 42 (forty-two) days and by inserting the words "and of his willingness to serve as a director" at the end of article 91.

[HARMONY LOGO]

[***]AL RESOLUTION NUMBER 1

[***]ed as a special resolution that the Articles of Association of the Company be and are hereby amended by-

   amending article 21 by deleting all the words after "Memorandum, or" so that, after the amendment, article 21 will read as follows:

   [***]21. The Company may from time to time, by special resolution, reduce the share capital authorised by its Memorandum.";

   inserting the following new article 21A:

[***]ct to the Act and subject to such authorities, consents and requirements as may from time to time be stipulated by law and the Listings [***]ements of the Johannesburg Stock Exchange and any other stock exchange upon which the shares of the Company may be quoted or listed, [***]mpany may from time to time reduce its issued share capital, share premium account, stated capital and/or capital redemption reserve fund [***] passing of an ordinary resolution."

   amending article 22 by -

   deleting the words "power in article 21" from the preamble and replacing them with the words "powers in articles 21 and 22";

   deleting the words "by special resolution," from the preamble:

   inserting the words "by special resolution," at the beginning of sub-article
   (a) and deleting the words "or issued" from sub-article (a);

   inserting the words "by ordinary resolution," at the beginning of sub-article(b);

   inserting the words "by special resolution" at the beginning of sub-article
   (c), so that, after the amendment, article 22 will read as follows:

   [***]22. In particular and without prejudice to the generality of the powers in articles 21 and 22, the Company may:-

   (a) by special resolution, cancel shares, which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of the authorised share capital by the amount of the shares so cancelled;

   (b) by ordinary resolution, with or without extinguishing or reducing the liability on any of its shares;

       (i) cancel any issued share capital which is lost, or unrepresented by available assets; or

       (ii) pay off any issued share capital which is in excess of the requirements of the Company; or

   (c) by special resolution redeem any redeemable preference shares of the Company.";

[***]he insertion of the following new articles numbered 22A and 22B:

[***]CQUISITION OF SHARES BY THE COMPANY

   22A Notwithstanding anything to the contrary contained in these articles and subject to the Act and the requirements from time to time of the Johannesburg Stock Exchange and any other stock exchange upon which the shares of the Company may be quoted or listed, the Company may from time to time by special resolution approve the acquisition of shares issued by it or issued by its holding company.

[***]ISTRIBUTIONS

   22B Subject to Section 90 of the Act and to the provisions of article 21A, the Company is hereby authorised to make payments in cash or in specie to its shareholders.

[***]easons for and effect of special resolution number 1 are to amend the Company's Articles of Association pursuant to the amendments to [***]ns 83 to 90 of the Companies Act, 1973 ("the Act") by -

   - inserting new articles 21A, 22A and 22B which authorise the Company to reduce its issued share capital, share premium account and capital redemption reserve fund by the passing of an ordinary resolution, to approve the acquisition of its issued shares and the issued shares of its holding company and to make payments in cash or in specie to its shareholders;

   - amending articles 21 and 22 by replacing the provision that the reduction of the Company's issued share capital (including stated capital, capital redemption reserve fund and share premium account) or the cancellation of the Company's issued share capital which is lost or unrepresented by available assets or the paying off by the Company of any issued share capital which is in excess of the requirements of the Company must be effected by a special resolution with a provision that these actions may be effected by an ordinary resolution.

H A R M O N Y

The reasons for special resolution number 3 are to amend the Company's Articles of Association to bring them into line with the requirements of the London Stock Exchange on which the Company has a secondary listing. The effect of special resolution number 3 is to amend the Company's Articles of Association to provide that:

      - new certificates must be issued by the Company free of charge and replacement certificates must be issued by the Company free of charge rather than for a fee not exceeding R2.00 (article 27):

      - the Company may only issue a new share warrant to replace one that has been lost if the Company is satisfied beyond reasonable doubt that the original has been destroyed rather than if it is proved to the satisfaction of the directors to have been destroyed (article 34(a):

      - The Company may not charge a fee for registering transfer of a share(new article 39A):

      - a director may only vote on a contract or arrangement with another company in which he is interested if his interest is in shares representing not more than 1% of the equity share capital or voting rights of the other company (article 88(a)(iv);

      - a director is only entitled to vote on a contract, transaction or dealing with a subsidiary, holding company or fellow subsidiary of the Company or a company in which the Company or its holding company is a shareholder or otherwise interested where the director's interest in the contract, transaction or dealing is only by virtue of the existence of such relationship (article 88(a)(iv);

      -     the decision by the Company to suspend or relax the provisions of article 88 and to ratify a contravention of article 88 shall be taken by a 75% (seventy five percent) majority of votes;

      - notice of intention to propose a person at a general meeting as a director who is not, at the time, a retiring director, must be given to the Company not less than 7 days and not more than 42 days before the general meeting and also notice of the candidate's willingness to serve as a director must be given (article 91).

The effect of the resolution will be to amend the relevant articles in the manner set out above.

SPECIAL  RESOLUTION NUMBER 4

[***] resolved as a special resolution that the authorised share capital of the Company be increased from R60 million divided into 120 million ordinary shares of 50 cents each to R90 million divided into 180 million ordinary shares of 50 cents each by the creation of 60 million new ordinary shares of 50 cents each ranking pari passu in all respects with the other ordinary shares in the issued capital of the Company:

The reason for special resolution number 4 is to create 60 million new ordinary shares of 50 cents each so as to ensure that the Company has efficient unissued shares in reserve for the future requirements of the Company. The effect of the resolution is to create those new shares and thereby increase the authorised share capital of the company from R60 million to R90 million.

SPECIAL RESOLUTION NUMBER 5

[***] resolved as a special resolution that subject to the passing and registration of special resolution number 4 proposed at the annual general meeting [***] to consider this special resolution, paragraph 5 of the Company's Memorandum of Association be amended by deleting the figures and words "R60 million divided into 120 million ordinary shares of 50 cents each"and by inserting the figures and words "R90 million divided into [***] million ordinary shares of 50 cents each" in place thereof

The reason for special resolution number 5 is to amend the Company's Memorandum of Association to reflect the new authorised share capital the Company pursuant to the increase thereof in terms of special resolution number 4. The effect of the special resolution is to amend paragraph 5 of the Company's Memorandum of Association accordingly.

order of the board

Harmony Gold Mining Company Limited

/s/ [***]   17 September 1999
[***]
Baker

Secretary


                           POSTAL ADDRESS         BUSINESS ADDRESS
                           Postnet Suite 27       2nd Floor
                           Private Bag X23        Building 23
                           Gallo Manor            The Woodlands
                           2052                   Western Service Road
                                                  WoodMead

                                                                      FORM CM 26

                                                        Revenue stamp or revenue
                                                            franking machine
                                                             impression R80

                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT, 1973

                               SPECIAL RESOLUTION
                                  (Section 200)
                           (To be lodged in duplicate)

                       Registration No. of Company                     [SEAL]
                                 1950/038232/O6

Name of company HARMONY GOLD MINING COMPANY LIMITED

Date notice given to members 24 April 2001 Date resolution passed 18 May 2001

Special resolution passed in terms of section 62 And 75 of the Act/*paragraph __ ______________of the memorandum/*article _____________of the articles.

Copy of notice convening meeting attached.

Consent to waive period of notice of meeting (CM 25) attached/*not attached

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:

SEE ANNEXE "A"


Raober stamp of company, if any or of secretaries.

Date 18 MAY 2001           Signature /s/ FRED BAKER
                                     -------------------------------------------
                                                      Secretary

                          Name (in block capitals) FRED BAKER

* Delete whichever not applicable.

                          (To be completed by company)

Herewith copy of special resolution as registered.

                           Registration No. of Company                 [SEAL]

                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Postal address [ILLEGIBLE]

Not valid unless stamped by Registrar of Companies.

                        GHOSTFILL - REPRODUCED UNDER GOVERNMENT PRINTER'S COPYRIGHT AUTHORITY 9026 OF 7.08.89 - FORM CM 2

[***]

16 May 2001

HARMONY GOLD MINING COMPANY LIMITED

(Incorporated in the Republic of South Africa)                            [SEAL]
(Registration number 1950/038232/06)
("COMPANY")

SPECIAL RESOLUTION NUMBER 1

RESOLVED THAT the articles of association of the Company be and are hereby amended by the insertion of the following articles after the existing article 188-

"REDEEMABLE CONVERTIBLE PREFERENCE SHARES

189   For purposes hereof -

189.1 "PREFERENCE SHARES" means redeemable convertible preference shares having a par value of R0,50 (Fifty Cents) each in the issued share capital of the
      Company:

189.2 "PREFERENCE SHARE REDEMPTION PRICE" means the par value of the preference shares.

190   The preference shares shall -

190.1 rank as regards return of capital on a winding-up of the Company prior to the ordinary shares and any other class of shares in the Company. Save as set out above, the preference shares shall not be entitled to any participation in the profits or assets of the Company nor, on a winding-up, to any participation in any of the surplus assets of the Company;

190.2 not have the right to receive any dividends out of the profits of the Company nor to participate in any other distribution to the shareholders of the Company.

191 On a winding-up of the Company the preference shares shall confer the right to the payment of an amount equal to the preference share redemption price calculated to the date of payment, which payment shall be in priority to any payment to the holders of any other class of shares in the capital of the Company.

192 The holder of the preference shares ("PREFERENCE SHAREHOLDER") shall have the right, upon 24 (Twenty four) hours prior written notice to the Company (excluding hours of non-business days), to convert all or any number of the preference shares held by it into ordinary shares on a 1 (One) for 1
      (One) basis, subject to the preference shareholder paying to the Company (or, where the Company will be placing the converted shares, the party with whom the shares will be placed paying to the Company), simultaneously with the conversion of the preference shares, an amount of R41,50 (Forty One Rands and Fifty Cents) per preference share being converted.

193 All preference shares remaining in issue on the date of expiry of a period of 5 (Five) years from the date of subscription for the preference shares (that have not been converted into ordinary shares) shall be redeemed by the Company on that date at the preference share redemption price.

194 The preference shareholder shall not be entitled to vote, either in person or by proxy, at any meeting of the shareholders of the Company by virtue of or in respect of the preference shares, unless any one or more of the following circumstances prevail at the date of the meeting -

194.1 the preference share redemption price (or any portion thereof) remains in arrear and unpaid after 5 (Five) business days from due date thereof;

194.2 a resolution of the shareholders of the Company is proposed which directly affects the rights attached to the preference shares or the interest of the preference shareholder, including a resolution for the winding-up of the Company or the reduction of its share capital or share premium account.

195 At any general or adjourned general meeting of the Company at which the preference shareholder is present and entitled to vote, upon a poll, the preference shareholder shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the par value of the preference shares held by it bears to the aggregate par value of the entire issued share capital of the Company."

SPECIAL RESOLUTION NUMBER 2

RESOLVED THAT, subject to the passing and registration by the Registrar of Companies of special resolution number 1 above, the authorised share capital of the Company of R90 000 000,00 (Ninety Million Rands) divided into 180 000 000 (One Hundred and Eighty Million) ordinary shares with a par value of R0,50 (Fifty Cents) each, be and is hereby increased to R95 479 452,00 (Ninety Five Million Four Hundred and Seventy Nine Thousand Four Hundred and Fifty Two Rands) divided Into 180 000 000 (Two Hundred and Fifty Million) ordinary shares with a par value of R0,50 (Fifty Cents) each and 10 958 904 (Ten Million Nine Hundred and Fifty Eight Thousand Nine Hundred and Four) redeemable convertible preference shares with a par value of R0,50 (Fifty Cents) each.

                                 [HARMONY LOGO]

                                     HARMONY

                               HARMONY GOLD MINING
                                 COMPANY LIMITED                          [SEAl]

                 (Incorporated in the Republic of South Africa)

                      (Registration number 1950/038232/06)

                                   ("Harmony")

NOTICE OF A GENERAL MEETING

Notice is hereby given that a general meeting of the shareholders of the Company will be held at Randfontein Office Park, Cnr Main Reef Road and Ward Avenue, Randfontein, at 09h00 on Friday, 18 May 2001, to consider and, if deemed fit, pass, with or without modification, the ordinary and special resolutions set out below:

SPECIAL RESOLUTION NUMBER 1

"RESOLVED THAT the articles of association of the Company be and are hereby amended by the insertion of the following articles after the existing article 188 -

"REDEEMABLE CONVERTIBLE PREFERENCE SHARES

189   For purposes thereof-

189.1 "PREFERENCE SHARES" means redeemable convertible preference shares having a par value of R0,50 (Fifty Cents) each in the issued share capital of the Company;

189.2 "PREFERENCE SHARE REDEMPTION PRICE" means the par value of the preference shares.

190   The preference shares shall-

190.1 rank as regards return of capital on a winding-up of the Company prior to the ordinary shares and any other class of shares in the Company. Save as set out above, the preference shares shall not be entitled to any participation in the profits or assets of the Company nor, on a winding-up, to any participation in any of the surplus assets of the Company;

190.2 not have the right to receive any dividends out of the profits of the Company nor to participate in any other distribution to the shareholders of the Company.

191 On a winding-up of the Company the preference shares shall confer the right to the payment of an amount equal to the preference share redemption price calculated to the date of payment, which payment shall be in priority to any payment to the holders of any other class of shares in the capital of the Company.

192 The holder of the preference shares ("preference shareholder") shall have the right, upon 24 (Twenty Four) hours prior Witten notice to the Company (excluding hours of non-business days), to convert all or any number of the " preference shares held by it into ordinary shares on a 1 (One) for 1
      (One) basis, subject to the preference shareholder paying to the Company (or, where the Company will be placing the converted shares, the party with whom the shares will be placed paying to the Company), simultaneously with the conversion of the preference shares, an amount of R41,50 (Forty One Rands and Fifty Cents) per preference share being converted.

193 All preference shares remaining in issue on the date of expiry of a period of 5 (Five) years from the date of subscription for the preference shares (that have not been converted into ordinary shares) shall be redeemed by the Company on that date at the preference share redemption price.

194 The preference shareholder shall not be entitled to vote, either in person or by proxy, at any meeting of the shareholders of the Company by virtue of or in respect of the preference shares, unless any one or more of the following circumstances prevail at the date of the meeting -

194.1 the preference share redemption price (or any portion thereof) remains in arrear and unpaid after 5 (Five) business days from due date thereof;

194.2 a resolution of the shareholders of the Company is proposed which directly affects the rights attached to the preference shares or the interest of the preference shareholder, including a resolution for the winding-up of the Company or the reduction of its share capital or share premium account.

195 At any general or adjourned general meeting of the Company at which the preference shareholder is present and entitled to vote, upon a poll, the preference shareholder shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the par value of the preference shares held by it bears to the aggregate par value of the entire issued share capital of the Company.""

SPECIAL RESOLUTION NUMBER 2

"RESOLVED THAT, subject to the passing and registration by the Registrar of Companies of special resolution number 1 above, the authorised share capital of the Company of R90 000 000,00 (Ninety Million Rands) divided into 180 000 000 (One Hundred and Eighty Million) ordinary shares with a par value of R0,50 (Fifty Cents) each, be and is hereby increased to R95 479 452,00 (Ninety Five Million Four Hundred and Seventy Nine Thousand Four Hundred and Fifty Two Rands) divided into 180 000 000 (One Hundred and Eighty Million) ordinary shares with a par value of R0,50 (Fifty Cents) each and 10 958 904 (Ten Million Nine Hundred and Fifty Eight Thousand Nine Hundred and Four) redeemable convertible preference shares with a par value of R0,50 (Fifty Cents) each."

ORDINARY RESOLUTION NUMBER 1

"RESOLVED THAT, subject to the passing and registration by the Registrar of Companies of special resolutions numbers 1 and 2 above, the board of directors of the Company be and is hereby authorised to allot and issue -

- 222 222 (Two Hundred and Twenty Two Thousand Two Hundred and Twenty Two) ordinary shares of R0,50 (Fifty Cents) each to Komanani Mining (Proprietary) Limited at R36,00 (Thirty Six Rands) per share;

- 10 736 682 (Ten Million Seven Hundred and Thirty Six Thousand Six Hundred and Eighty Two) ordinary shares of R0,50 (Fifty Cents) each to the Industrial Development Corporation of South Africa Limited ("IDC") at R36,00 (Thirty Six Rands) per share; and

- 10 958 904 (Ten Million Nine Hundred and Fifty Eight Thousand Nine Hundred and Four) redeemable convertible preference shares of R0,50 (Fifty Cents) each to the IDC at R0,50 (Fifty Cents) per share,

in accordance with the circular to which this notice is attached and in accordance with the Listings Requirements of the JSE Securities Exchange South Africa."

The approval of a 75% (Seventy Five Per Cent) majority of the votes cast by shareholders present or represented by proxy at the general meeting, excluding controlling shareholders, their associates, and any party acting in concert, and, if applicable, any shareholder that is participating in the issue, is required for this resolution to become effective.

ORDINARY RESOLUTION NUMBER 2

"RESOLVED THAT, any member of the board of directors of the Company be and is hereby authorised to sign all such documents and do all such things as may be necessary for or incidental to the implementation of special resolutions numbers 1 and 2 and ordinary resolution number 1 above."

REASONS AND EFFECTS

The reason for special resolution number 1 is to record the terms and conditions attaching to the redeemable convertible preference shares. The effect of special resolution number 1 is to amend the articles of association of the Company so as to provide for the terms and conditions attaching to the redeemable convertible preference shares.

The reason for special resolution number 2 is to authorise the increase in the Company's authorised share capital so as to enable the issue of the preference shares by the Company. The effect of special resolution number 2 is to increase the Company's authorised share capital by 10 958 904 (Ten Million Nine Hundred and Fifty Eight Thousand Nine Hundred and Four) redeemable convertible preference shares.

VOTING AND PROXIES

Each shareholder of the Company who, being an individual, is present in person or by proxy, or being a company, is represented at the general meeting, is entitled to one vote on a show of hands. On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote in his stead. A proxy need not be a shareholder of the Company.

A form of proxy (blue) is attached to this circular and, in order to be effective, must be returned to the transfer secretaries of the Company, Ultra Registrars (Proprietary) Limited or Capita IRG Plc, to reach them by not later than 09:00 on Wednesday, 16 May 2001. The completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.

HARMONY GOLD MINING COMPANY LIMITED

F W Baker                                                          23 April 2001

Secretary

                            REPUBLIC OF SOUTH AFRICA                 FORM CM 26
                              COMPANIES ACT, 1973
                                                        Revenue stamp or revenue
                                                              franking machine
                                                             impression R80

                               SPECIAL RESOLUTION                       [SEAL]
                                  (Section 200)
                          (To be lodged in duplicate)

                          Registration No. of Company
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Date notice given to members 17 MAY 2001 Date resolution passed 8 JUNE 2001 Special resolution passed in terms of section 75 of the Act/*paragraph ________________of the memorandum/*article____________________of the articles.

Copy of notice convening meeting attached.
Consent to waive period of notice of meeting (CM 25) attached/*not attached.

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:

      THAT THE AUTHORISED SHARE CAPITAL OF THE COMPANY BE AND IS HEREBY INCREASED FROM R95 479 452, DIVIDED INTO 180 MILLION ORDINARY SHARES WITH A PAR VALUE OF 50 CENTS EACH AND 10 958 904 REDEEMABLE CONVERTIBLE PREFERENCE SHARES WITH A PAR VALUE OF 50 CENTS EACH TO R130 479 452, DIVIDED INTO 250 MILLION ORDINARY SHARES WITH A PAR VALUE OF 50 CENTS EACH AND 10 958 904 REDEEMABLE CONVERTIBLE PREFERENCE SHARES WITH A PAR VALUE OF 50 CENTS EACH BY THE CREATION OF 70 MILLION NEW ORDINARY SHARES OF 50 CENTS EACH RANKING PARI PASSU IN ALL RESPECTS WITH THE EXISTING ORDINARY SHARES IN THE ISSUED ORDINARY SHARE CAPITAL OF THE COMPANY.

[***] Stamp of company, if any or of secretaries.

Date 8 June 2001                       Signature /s/ Fred Baker
                                                 -----------------
                                                       Secretary

                                       Name (in block capitals) FRED BAKER

* Delete whichever not applicable.

                          (To be completed by company)

  Herewith copy of special resolution as registered.

                                                          Special resolution
                                                          registered this day

                Registration No.of Company              Date Stamp of Companies
                1950/038232/06                          Registration Office

                                                        Registrar of Companies
                                                                [***]
 Name of company HARMONY GOLD MINING COMPANY LIMIIED            [SEAL]

 Postal address TO BE COLLECTED

 Not valid unless stamped by Registrar of Companies.

                               GHOSTFILL-REPRODUCED UNDER GOVERNMENT PRINTER'S COPYRIGHT AUTHORITY 9026 OF 7.08.89-FORM CM 26

[LOGO]
HARMONY GOLD MINING COMPANY LIMITED                                    [SEAL]
(Incorporated in the Republic of South Africa)
(Registration number 1950/038232/06)
("Harmony" or "the Company")

NOTICE OF GENERAL MEETING

Notice is hereby given that a general meeting of the shareholders of the Company will be held at Randfontein Office Park, Corner Main Reef Road and Ward Avenue, Randfontein at 09:00 on Friday, 8 June 2001 to consider and, if deemed fit, pass, with or without modifications, the ordinary resolutions and special resolution set out below:

1.    ORDINARY RESOLUTION NUMBER 1

      "Resolved that the board of directors of the Company be and is hereby authorised to allot and issue a maximum of 30 million ordinary shares of 50 cents each and create, allot and issue a maximum of 10 million detachable warrants to subscribe for one ordinary share for cash (which warrants will be issued on the terms and conditions set out in Annexure 9 to the circular to which this notice is attached) on the terms and at the discount more specifically dealt with in the circular to which this notice is attached and in accordance with the Listings Requirements of the JSE Securities Exchange South Africa ("the Listings requirements")."

      The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at the general meeting, excluding controlling shareholders, their associates, any party acting in concert, and, if applicable, any shareholder participating in the issue, is required for this resolution to be effective.

2.    SPECIAL RESOLUTION NUMBER 1

      "Resolved that the authorised share capital of the Company be and is hereby increased from R95 479 452, divided into 180 million ordinary shares with a par value of 50 cents each and 10 958 904 redeemable convertible preference shares with a par value of 50 cents each to R125 million, divided into 250 million ordinary shares with a par value of 50 cents each and 10 958 904 redeemable convertible preference shares with a par value of 50 cents each by the creation of 70 million new ordinary shares of 50 cents each ranking pari passu in all respects with the existing ordinary shares in the issued ordinary share capital of the Company."

      The reason for special resolution number 1 is to create 70 million new ordinary shares of 50 cents each so as to ensure that the Company has sufficient unissued shares in reserve for the future requirements of the Company. The effect of this resolution is to create those new shares and thereby increase the authorised ordinary share capital of the Company from R90 million to R125 million.

3.    ORDINARY RESOLUTION NUMBER 2

      "Resolved that, subject to the passing and registration of special resolution number 1, the directors be and are hereby authorised to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme, all or any of the unissued ordinary shares of 50 cents each in the capital of the Company, created in terms of special resolution number 1 referred to above, at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time at their sole discretion determine, subject to the provisions of the Companies Act, 1973 (Act 61 of 1973), as amended, and the Listings Requirements."

4.    ORDINARY RESOLUTION NUMBER 3

      "Resolved that, subject to the passing and registration of special resolution number 1, the directors of the Company be and are hereby authorised to allot and issue all or any of the authorised but unissued ordinary shares of 50 cents each in the capital of the Company created in terms of special resolution number 1 for cash to such person or persons (defined as "the public" in the Listings Requirements of the JSE Securities Exchange South Africa) and on such terms and conditions as the directors may, without restriction, from time to time, deem fit as and when suitable opportunities arise therefore, but subject to the following requirements of the JSE Securities Exchange South Africa:

      (a) this authority shall be valid until the Company's next annual general meeting or 15 months from the date on which this resolution is passed, whichever is the earlier date;

      (b) an announcement giving full details, including the effect on net asset value and earnings per share of the Company, shall be published at the time of any such issue representing, on a cumulative basis within one financial year, 5 per cent or more of the number of shares in issue prior to the issue in question;

      (c) issues in the aggregate in terms of this authority in any one financial year may not exceed 15 per cent of the number of shares in the Company's issued share capital;

      (d) in determining the price at which an issue of shares will be made in terms of this authority, the maximum discount permitted shall be 10 per cent of the weighted average traded price of the shares in question over the 30 business days prior to the date on which the price of the shares is determined or agreed by the directors of the Company."

      The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at the general meeting is required for this resolution to be effective.

5.    ORDINARY RESOLUTION NUMBER 4

      "Resolved that any member of the board of directors of the Company be and is hereby authorised to sign all such documents and do all such things as may be necessary for or incidental to the implementation of ordinary resolutions numbers 1, 2 and 3 and special resolution number 1."

VOTING AND PROXIES

Each shareholder of the Company who, being an individual, is present in person or by proxy, or being a company, is represented at the general meeting, is entitled to one vote on a show of hands. On a poll, each shareholder present in person or by proxy or represented shall have one for every share held by such shareholder. A shareholder entitled to attend and vote at the genera] meeting may appoint one or more proxies to attend, speak and vote in his/her stead. A proxy need not be a shareholder of the Company.

A form of proxy (blue) is attached to this circular and, in order to be effective, must be returned to the transfer secretaries of the Company, Ultra Registrars (Proprietary) Limited or Capita IRG Plc, to reach them by not later than 09:00 on Wednesday, 6 June 2001. The completion of a form of proxy will not preclude a Harmony shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.

HARMONY GOLD MINING COMPANY LIMITED

FW BAKER
Secretary

17 May 2001

                                 REPUBLIC OF SOUTH AFRICA             FORM CM 26

                               COMPANIES ACT, 1973     Revenue stamp or revenue
                                                       franking machine
                               SPECIAL RESOLUTION        impression R80

                                  (Section 200)                        [SEAL]
                           (To be lodged in duplicate)

                           Registration No. of Company
                                 1950/038232/06

Name of company _____ HARMONY GOLD MINING COMPANY LIMITED
Date notice given to members 10 SEPTEMBER 2001 Date resolution passed 3 OCTOBER 2001
Special resolution passed in terms of section 62 of the Act/*paragraph ______ of the memorandum/*article _____ of the articles.

Copy of notice convening meeting attached.

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:

      THAT HARMONY'S ARTICLES OF ASSOCIATION BE AND ARE HEREBY AMENDED BY THE INCLUSION OF THE FOLLOWING NEW ARTICLE 189:

      189 IF, UPON IMPLEMENTATION OF ANY ODD-LOT OFFER MADE BY THE COMPANY IN ACCORDANCE WITH THE LISTINGS REQUIREMENTS OF THE JSE SECURITIES EXCHANGE SOUTH AFRICA, THERE ARE MEMBERS HOLDING LESS THAN 100 SHARES ("ODD-LOTS"), THEN THE COMPANY SHALL, UNLESS SUCH MEMBERS HAVE ELECTED TO RETAIN THEIR ODD-LOTS OR TO INCREASE THEIR ODD-LOTS TO HOLDINGS OF 100 SHARES, CAUSE THE ODD-LOTS TO BE SOLD ON SUCH BASIS AS THE DIRECTORS MAY DETERMINE AND THE COMPANY SHALL ACCOUNT TO SUCH MEMBERS FOR THE PROCEEDS ATTRIBUTABLE TO THEM."


RUBBER STAMP OF COMPANY, IF ANY OR OF SECRETARIES.

Date 3 OCTOBER 2001                   Signature. /s/ Frank Aggot
                                      --------------------------
                                      Director/Secretary/Manager

                                   Name (in block capitals) FRANK AGGOTT

* Delete whichever not applicable.
                          (To be completed by company)
Herewith copy of special resolution registered.

                       Registration No. of Company
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED
Postal address SOLNIC                                                  [SEAL]
Not valid unless stamped by Registrar of Companies.

GHOSTFILL - REPRODUCED UNDER GOVERNMENT PRINTER'S COPYRIGHT AUTHORITY 9026 OF
7.08.09 - FORM C[***]

[LOGO]

HARMONY GOLD MINING COMPANY LIMITED                                   [SEAL]
(Incorporated in the Republic of South Africa)
(Registration Number 1950/038232/06)
(Share Code: HAR ISIN Code: ZAE000015228)
("Harmony")

--------------------------------------------------------------------------------
Directors:

A R Fleming (Chairman) #*               T S A Grobicki (Chief Operating officer)
Z B Swanepoel (Chief Executive)         M F Pleming(*)
F Abbott (Financial Director)           Lord Renwick of Clifton KCMG #(*)
F Dippenaar (Marketing Director)        Dr G S Sibiya (*)
Dr A M EDWARDS*
*Non-executive # British
--------------------------------------------------------------------------------
NOTICE OF GENERAL MEETING

Notice is hereby given that a general meeting of shareholders of Harmony will be held at Randfontein Office Park, corner Main Reef Road and Ward Avenue, Randfontein, at 09:00 on Wednesday, 3 October 2001, for the purpose of considering and, if deemed fit, passing, with or without modification, the following special and ordinary resolutions:

1.    SPECIAL RESOLUTION

      "Resolved that Harmony's articles of association be and are hereby amended by the inclusion of the following new article 189:

      189 If, upon implementation of any odd-lot offer made by the Company in accordance with the Listings Requirements of the JSE Securities Exchange South Africa, there are members holding less than 100 shares ("odd-lots"), then the Company shall, unless such members have elected to retain their odd-lots or to increase their odd-lots to holdings of 100 shares, cause the odd-lots to be sold on such basis as the directors may determine and the Company shall account to such members for the proceeds attributable to them."

2.    ORDINARY RESOLUTION NUMBER 1

      "Resolved that Lydenburg Exploration Limited ("Lydex"), a wholly-owned subsidiary of Harmony, be and is hereby authorised, in terms of section 89 of the Companies Act, 1973 (Act 61 of 1973), to acquire, at the offer price, the ordinary shares of those odd-lot holders who do not make an election or who elect the cash alternative, to the extent that such odd-lot holdings exceed the ordinary shares required to be transferred to those odd-lot holders who elect the purchase alternative (all as defined in the circular to shareholders dated Monday, 10 September 2001), which ordinary shares will be held by Lydex as treasury stock."

      The approval of a 75% majority of the votes cast by the shareholders, excluding controlling shareholders, their associates, a party acting in concert and shareholders not regarded as being public shareholders, present or represented by proxy at the general meeting is required for this ordinary resolution to be effective.

3.    ORDINARY RESOLUTION NUMBER 2

      "Resolved that the directors be and are hereby authorised to allot and issue, at the offer price (as defined in the circular to shareholders dated Monday, 10 September 2001), such number of ordinary shares of 50 cents each as may be necessary to satisfy the ordinary shares required by those odd-lot holders who elect to increase their holdings to 100 ordinary shares."

      The approval of a 75% majority of the votes cast by the shareholders present or represented by proxy at the general meeting is required for this ordinary resolution to be effective.

4.    ORDINARY RESOLUTION NUMBER 3

      "Resolved that any director or officer of Harmony be and is hereby authorised to take all such steps and sign all such documents as are necessary to give effect to the resolutions passed at the general meeting convened to consider this ordinary resolution."

REASON AND EFFECT

The reason for the special resolution is to provide a mechanism to facilitate the reduction in the number of shareholders holding in aggregate fewer than 100 ordinary shares in an equitable manner. The effect of the special resolution is to amend Harmony's articles of association accordingly.

VOTING AND PROXIES

Each shareholder of Harmony who is registered as such on Friday, 28 September 2001 and who, being an individual, is present in person or by proxy, or being a company, is represented at the general meeting, is entitled to one vote on a show of hands.

On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder.

The necessary form of proxy accompanies this notice. A shareholder entitled to attend and vote at the general meeting may appoint one or more proxies to attend, speak and vote in his or her stead. A proxy need not be a shareholder of Harmony.

By order of the board

F W BAKER
Secretary

Randfontein
10 September 2001

POSTAL ADDRESS                               BUSINESS ADDRESS

PO Box 2                                     Harmony Corporate Office
Randfontein, 1767                            Randfontein Office Park
                                             Corner Main Reef Road & Ward Avenue
                                             Randfontein, 1760

TRANSFER SECRETARIES
In South Africa                              In the United Kingdom
Ultra Registrars (Proprietary) Limited       Capita IRG Plc
11 Diagonal Street                           Balfour House
Johannesburg, 2001                           390/398 High Road
(PO Box 4844, Johannesburg, 2000)            Illford, Essex IG1 1NQ
                                             England

                                     [***]                            FORM CM 26
                              COMPANIES ACT, 1973

                               SPECIAL RESOLUTION                         [SEAL]
                                  (Section 200)
                           (To be lodged in duplicate)

                           Registration No. of Company
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED. Date notice given to members 23 SEPTEMBER 2003 Date resolution passed 14 NOVEMBER 2003 Special resolution passed in terms of section 62 AND 85 of the Act/*paragraph _____ of the memorandum/*article 22A of the articles.

Copy of notice convening meeting attached.

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:
SEE SPECIAL RESOLUTIONS NUMBERS 1 TO 5 IN THE ATTACHED NOTICE.

Rubber stamp of company, if any or of secretaries.

Date 2003-11-27                         Signature /s/ MARIAN PETRO VAN WYK
                                                  -----------------------------
                                                            Secretary
                          Name (in block capitals) MARIAN PETRO VAN WYK

* Delete whichever not applicable.

                          (To be completed by company)
Herewith copy of special resolution as registered.

                           Registration No. of Company
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED
Postal address [***]
Not valid unless stamped by Registrar of Companies.

                                                                          [SEAL]

[HARMONY LOGO]                                                            [SEAL]
HARMONY GOLD MINING COMPANY LIMITED
Incorporated in the Republic of South Africa
Registration Number 1950/038232/06
("Harmony" or "Company")

JSE SHARE CODE HAR NYSE SHARE CODE HMY ISIN CODE ZAE 000015228

DIRECTORS: PT Motsepe (Chairman), ZB Swanepoel (Chief Executive), F Abbott, Dr MMMM Bakane-Tuoane, F Dippenaar, VN Fakude, TSA Grobicki, WM Gule, MW King, DS Lushaba, MF Pleming, Lord Renwick of Clifton KCMG*, CML Savage, Dr SP Sibisi, DV Simelane, Dr RV Simelane, MV Sisulu, P Taljaard, AJ Wilkens

SECRETARY: MP van der Walt                                              *British

NOTICE TO SHAREHOLDERS

Notice is hereby given that the annual general meeting of Harmony will be held on Friday, 14 November 2003 at 10:00 at Harmony's Corporate Offices, Randfontein Office Park, corner Main Reef Road and Ward Avenue, Randfontein for the following purposes:

1 to receive and consider the audited financial statements of the Company for the year ended 30 June 2003;

2 to fix the remuneration of the directors. Members will be requested to vary directors' fees from R25 000 per quarter to: R20 000 per quarter, plus R5 000 per quarter for each board committee that a director serves on;

3 to elect Messrs PT Motsepe (as chairman), WM Gule, MW King, P Taljaard, AJ Wilkens, CML Savage, DV Simelane, MV Sisulu and Drs MMMM Bakane-Tuoane, SP Sibisi and RV Simelane as directors in terms of the Articles of Association of the Company (short CV's of each director appear in the Annual Report under the heading "Directorate");

4 to re-elect Messrs ZB Swanepoel, TSA Grobicki and MF Pleming as directors in terms of the Articles of Association of the Company (short CV's of each director appear in the Annual Report under the heading "Directorate"); and

5 to consider, and if deemed fit, to pass, with or without modification, the following ordinary and special resolutions, the reasons for and the effects of the special resolutions being stated below:

SPECIAL RESOLUTION NUMBER 1

"Resolved that the Articles of Association of the Company be and are hereby amended by the insertion of the following new Article 2A:

"2A. Unissued shares shall be offered to existing shareholders pro rata to their shareholdings, unless issued in consideration for the acquisition of assets. Subject to the provisions of Section 221 of the Act, shareholders in general meeting may authorise the directors to issue unissued securities and/or options to subscribe for unissued shares as the directors in their discretion think fit, provided such transaction(s) has/have been approved by the JSE.""

The reason for special resolution number 1 is to ensure that the Articles of Association of the Company comply with the amended Listings Requirements of the JSE Securities Exchange South Africa ("JSE"). The effect of special resolution number 1 is that the Articles of Association of the Company will be amended. New
Article 2A should be read in conjunction with ordinary resolutions numbers 2 and 3 below.

SPECIAL RESOLUTION NUMBER 2

"Resolved that the Articles of Association of the Company be and are hereby amended by the deletion of Article 46 in its entirety and the insertion of the following new Article 46 in its place:

"46. For so long as the Company remains listed on the JSE, notice of all general meetings shall be given to the Listings Division of the JSE and shall be announced through the Stock Exchange New Service ("SENS"), at the same time as such notice is given to the members.""

The reason for special resolution number 2 is to ensure that the Articles of Association of the Company comply with the amended Listings Requirements of the JSE. The effect of special resolution number 2 is that the Articles of Association of the Company will be amended so as to provide that Harmony will also be obliged to give notice of its general meetings through SENS.

SPECIAL RESOLUTION NUMBER 3

"Resolved that the Articles of Association of the Company be and are hereby amended by the deletion of Article 103 in its entirety and the insertion in its place of the following new Article 103:

"103. There will not be a quorum at any meeting of the Board unless at least 50% of the members of the Board are present, of which the majority must be non-executive directors. A quorum must further be a disinterested quorum. Thus, a director who has an interest in any matter to be considered at the relevant meeting of the Board may not vote on it and may not be counted for purposes of determining whether or not a quorum is present at the meeting.""

Harmony has implemented a Board Charter in addition to its Articles of Association, in order to comply with the requirements of good corporate governance. The reason for special resolution number 3 is to bring the Articles of Association of the Company in line with the provisions of its Board Charter. The effect of special resolution number 3 is that the Articles of Association of the Company will be amended so as to provide that there will not be a quorum at any meeting of the board of directors of the Company unless at least 50% of the disinterested directors are present, of which the majority must be non-executive directors.

SPECIAL RESOLUTION NUMBER 4

"Resolved that the Articles of Association of the Company be and are hereby amended by the deletion of Article 109 in its entirety and the insertion in its place of the following new Article 109:

"109. A resolution signed by a majority of directors (or their alternates, if applicable), who also comprise a quorum for purposes of Board meetings, who are present in the Republic of South Africa at the time when the resolution is signed by the first of such directors, shall be as valid and effective as if it had been passed at a duly constituted meeting of the Board and shall be inserted in the company's minute book. Any such resolution may consist of several documents and shall be deemed to have been passed on the date on which it was signed by the last director who signed it, unless a statement to the contrary is made in that resolution. A copy of any such resolution shall be sent to all the directors forthwith after the passing thereof."

The reason for special resolution number 4 is to bring the Articles of Association of the Company in line with the provisions of Harmony's Board Charter and also to comply with the amended Listings Requirements of the JSE. The effect of special resolution number 4 is that the Articles of Association of the Company will be amended so as to provide that a round robin resolution will be regarded as being duly passed when the majority of directors present in the Republic of South Africa have signed such resolution, provided that such directors comprise a quorum for purposes of meetings of the board of directors of the Company.

SPECIAL RESOLUTION NUMBER 5

"Resolved that the Company approves, as a general approval in terms of section 85 (2) of the Companies Act, 1973 (Act 61 of 1973) ("the Act") as amended, the acquisition, from time to time, of such number of shares issued by the Company ("Company's Shares") and at such price or prices and on such other terms and conditions as the directors may from time to time determine, but subject to the requirements from time to time of any stock exchange upon which the Company's Shares may be quoted or listed and to the following requirements of the JSE Securities Exchange South Africa ("JSE"):

(a) the repurchase of the Company's Shares shall be effected through the order book operated by the JSE trading system and done without any prior understanding or arrangement between the Company and the counter party;

(b) the authority shall be valid only until the next annual general meeting of the Company or for 15 months from the date on which this special resolution is passed, whichever period is shorter;

(c) repurchases may not be made at a price more than 10% above the weighted average of the market value for the Company's Shares for the five business days immediately preceding the date on which the transaction is effected;

(d) at any point in time, the Company may only appoint one agent to effect any repurchase(s) on the Company's behalf;

(e) the Company may only undertake a repurchase of the Company's Shares if, after such repurchase, it still complies with the Listings Requirements of the JSE concerning shareholder spread requirements; and

(f) the Company or its subsidiaries may not repurchase the Company's Shares during a prohibited period, as defined in the Listings Requirements of the JSE."

The reason for and effect of special resolution number 5 is to generally approve, in terms of section 85(2) of the Act, the acquisition by the Company of ordinary shares issued by it, subject to the Listings Requirements of the JSE. The directors intend to utilise this authority at such time or times, in respect of such number of shares, at such price and on such terms as they may consider appropriate in the circumstances from time to time, provided that any repurchase of securities should not, in the aggregate, in this financial year exceed 20% of the Company's issued share capital of the class concerned. Accordingly, the method by which the Company intends to acquire its securities, the maximum number of securities which will be acquired and the price(s) and date(s) at which the acquisition(s) is (are) to take place are not presently known. In considering whether or not to act in terms of this general authority, the directors will ensure for a period of twelve months after the date of the notice of the general meeting that:

a) the Company and its subsidiaries ("Group") will be able, in the ordinary course of business, to pay its debts;

b) the consolidated assets of the Company and the Group will be in excess of the consolidated liabilities of the Company and the Group. For this purpose, the assets and liabilities will be recognized and measured in accordance with the accounting policies used in the latest audited annual group financial statements;

c)    the Company and the Group will have adequate capital and reserves; and

d) the working capital of the Company and the Group will be adequate for at least twelve months' operations.

When the company has cumulatively repurchased 3% of the initial number of the relevant class of securities and for each 3% in aggregate of the initial number of that class acquired thereafter, the Company will publish an announcement giving details thereof in accordance with Rule 11,27 of the JSE Listings Requirements.

The Company undertakes that it will not enter the market to repurchase the Company's shares in terms of this general authority until such time as the Company's sponsor has provided written confirmation to the JSE regarding the adequacy of the Company's working capital in accordance with Schedule 25 of the JSE Listings Requirements.

Please refer to the Annual Report to which this Notice to Shareholders is attached for details of the Company's directors and management, its major shareholders, material changes, litigation, directors' interests in securities, share capital of the Company and the Directors' Responsibility Statement.

ORDINARY RESOLUTION NUMBER 1

"Resolved that the Harmony (2003) Share Option Scheme ("Scheme") be approved, subject to approval by the directors of the Company and the JSE Securities Exchange South Africa, and that the directors are authorised to take such action as may be required to implement the Scheme, provided that no further allocations are made under the Harmony (1994) Share Option Scheme and the Harmony (2001) Share Option Scheme."

NOTE: A SUMMARY OF THE RULES OF THE SCHEME, AS REQUIRED BY THE JSE, IS ATTACHED HERETO.

The merger with African Rainbow Minerals Gold Limited, acquisitions by the Company and a 5% provision for broad based participation by non-managerial employees of the Company in compliance with the Mining Charter, have necessitated the need for an increase in the amount of options available to employees. The reason for implementing a new scheme, therefore, is to ensure that the Company has a sufficient number of securities available to allot to employees of Harmony.

ORDINARY RESOLUTION NUMBER 2

"Resolved that the directors of the Company be and are hereby authorised to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme, the Harmony (2001) Share Option Scheme and the Harmony
(2003) Share Option Scheme, all or any of the remaining unissued shares in the capital of the Company at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time at their sole discretion determine, subject to the provisions of the Companies Act, 1973 (Act 61 of 1973), as amended, and the Listings Requirements of the JSE Securities Exchange of South Africa."

This ordinary resolution is required in order to comply with the provisions of section 221 of the Act.

ORDINARY RESOLUTION NUMBER 3

"Resolved that the directors of the Company be and are hereby authorised to allot and issue all or any of the authorised but unissued shares in the capital of the Company for cash on such terms and conditions as the directors may from time to time at their sole discretion deem fit, as and when suitable opportunities arise therefor, but subject to the following requirements of the JSE Securities Exchange South Africa ("JSE"):

a) the securities which are the subject of the issue for cash must be of a class already in issue, or where this is not the case, must be limited to such securities or rights that are convertible into a class already in issue;

b) the securities must be issued to public shareholders, as defined in the Listings Requirements of the JSE and not to related parties;

c)    securities which are the subject of general issues for cash:

      (i) in the aggregate in any one financial year may not exceed 15% of the relevant number of securities in issue of that class (for purposes of determining the securities comprising the 15% number in any one year, account must be taken of the dilution effect, in the year of issue of options/convertible securities, by including the number of any securities which may be issued in future arising out of the issue of such options/convertible securities);

      (ii) of a particular class, will be aggregated with any securities that are compulsory convertible into securities of that class, and, in the case of the issue of compulsory convertible securities, aggregated with the securities of that class into which they are compulsory convertible;

      (iii) as regards the number of securities which may be issued (the 15% number), shall be based on the number of securities of that class in issue added to those that may be issued in future (arising from the conversion of options/convertible securities), at the date of such application:

            (1) less any securities of the class issued, or to be issued in future arising from options/convertible securities issued, during the current financial year;

            (2)   plus any securities of that class to be issued pursuant to:

                  (aa) a rights issue which has been announced, is irrevocable and is fully underwritten; or

      (bb) an acquisition which has had final terms announced, as though they were securities in issue as at the date of application;

d) the maximum discount at which securities may be issued is 10% of the weighted average traded price of such securities measured over the 30 business days prior to the date that the price of the issue is determined or agreed by the directors of the Company. The JSE will be consulted for a ruling if the Company's securities have not traded in such 30 business day period."

The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at the annual general meeting is required for this resolution to be effective. This resolution, if approved by shareholders, shall be valid until the Company's next annual general meeting or for 15 months from the date of the resolution, whichever is the shorter.

After the Company has issued equity securities in terms of this general authority representing, on a cumulative basis within the current financial year, 5% or more of the number of equity securities in issue prior to that issue, the Company will publish an announcement containing full details of the issue in accordance with Rule 11.22 of the JSE Listings Requirements.

VOTING AND PROXIES

Each shareholder of Harmony who. being an individual, is present in person or by proxy, or being a company, is represented at the general meeting, is entitled to one vote on a show of hands. On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote in his stead. A proxy need not be a shareholder of Harmony.

Certificated shareholders and own name dematerialised shareholders who are unable to attend the general meeting, but wish to be represented thereat must complete and return the attached form of proxy to the transfer secretaries of Harmony, being Ultra Registrars (Pty) Ltd or Capita Registrars, to reach them by no later than 9:00 on 12 November 2003. The completion of a form of proxy will not preclude a Harmony shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.

Dematerialised shareholders other than those who have elected "own name" registration who wish to attend the general meeting must request their Central Securities Depositary Participant ("CSDP") or broker to provide them with a letter of representation or must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholder and its CSDP or broker.

By order of the Board

/s/MP van der Walt
------------------

Harmony Gold Mining Company Limited
MP van der Walt
Secretary
Virginia
23 September 2003

                      SUMMARY OF THE RULES OF THE PROPOSED
                       HARMONY (2003) SHARE OPTION SCHEME

As required by the JSE Securities Exchange South Africa ("JSE"), a summary of the rules of the proposed Harmony (2003) Share Option Scheme ("the scheme"), as approved by the JSE and directors, follows hereunder:

1     PARTICIPANTS

      Participants under the scheme are limited to employees of Harmony Gold Mining Company Limited ("the company") and its subsidiaries, as well as persons who devote their time exclusively to the service of the Company.

2     AGGREGATE NUMBER OF SECURITIES

      The total amount of options allocated under the previous Harmony (1994) Share Option Scheme and the Harmony (2001) Share Option Scheme represent 5% of the company's issued share capital. Due to the requirements of the Mining Charter we intend to reserve a further 5% of our issued share capital for broad based participation by non-managerial employees. In addition, a further 4% of our issued share capital will be reserved as an incentive for managerial staff. The total number of shares reserved for this scheme will therefore be 23 234 960 as at 16 September 2003, which represent 9% of the issued share capital of the company.

      No new options will be granted under the Harmony (1994) Share Option Scheme or the Harmony (2001) Share Option Scheme.

      There is also a restriction on the number of shares any single participant may acquire, being 0,5% of the issued share capital of the company as at 16 September 2003.

3     ACQUISITION OF SHARES

      The price at which an option may be exercised will be in respect of each share, which is the subject of the option, the closing market price of a share on the JSE on the trading day preceding the day on which the option is granted.

4     TERMINATION OF PARTICIPATION

      All options outstanding held by an employee shall lapse on the date of such employee's resignation. Options held and exercisable by an employee proceeding on retirement, may be exercised at any time for a period of twelve months from date of retirement. An option lapses automatically 10
      (ten) years after the date of granting the option.

5     RIGHTS ATTACHING TO OPTIONS

      Options do not rank for dividends and have no voting rights.

A copy of the Harmony (2003) Share Option Scheme will lie open for inspection at the Company's corporate offices,Randfontein Office Park, Corner Main Reef Road and Ward Avenue, Randfontein, for a period of not less than 14 days prior to this annual general meeting.

                                              [SEAL]

[HARMONY LOGO]

HARMONY GOLD MINING COMPANY LIMITED
Incorporated in the Republic of South Africa
Registration Number. 1950/038232/06
("Harmony" or "Company")

JSE SHARE CODE HAR-NYSE SHARE CODE HMY ISIN CODE ZAE 000015228

                                   PROXY FORM

For use of certificated and "own name" dematerialised shareholders of Harmony ("shareholders") at the annual general meeting of the Company to be held at 10:00 on Friday, 14 November 2003, at Harmony's Corporate Offices, Randfontein Office Park, corner of Main Reef Road and Ward Avenue, Randfontein, and any adjournment thereof ("general meeting").

I/We _____________________________________________(NAME IN BLOCK LETTERS)

being the holder/s of_______________________________________shares in the
Company, do hereby appoint

1._______________________________________________or failing him/her

2._______________________________________________ or failing him/her

3. the chairman of the general meeting,

as my/our proxy to act for me/us and on my/our behalf at the general meeting which will be held for the purpose of considering and, if deemed fit, passing, with or without modification, the special and ordinary resolutions to be proposed thereat and at any adjournment thereof, and to vote for or against the resolutions and/or abstain from voting in respect of the shares registered in my/our name/s, in accordance with the following instructions (see note 2):

                                                                      FOR        AGAINST       ABSTAIN
RESOLUTION 1     Adoption of 2003 audited financial statements        ______     ________      ______

RESOLUTION 2     Fixing the remuneration of directors                 ______     ________      ______

RESOLUTION 3     Election of directors in terms of the
                 Company's Articles of Association:

                                Dr MMMM Bakane-Tuoane                 ______     ________      ______

                                WM Gule                               ______     ________      ______

                                MW King                               ______     ________      ______

                                PT Motsepe (new chairman)             ______     ________      ______

                                CML Savage                            ______     ________      ______

                                Dr SP Sibisi                          ______     ________      ______

                                DV Simelane                           ______     ________      ______

                                Dr RV Simelane                        ______     ________      ______

                                MV Sisulu                             ______     ________      ______

                                P Taljaard                            ______     ________      ______

                                AJ Wilkens                            ______     ________      ______

                      SUMMARY OF THE RULES OF THE PROPOSED
                       HARMONY (2003) SHARE OPTION SCHEME

As required by the JSE Securities Exchange South Africa ("JSE"), a summary of the rules of the proposed Harmony (2003) Share Option Scheme ("the scheme"), as approved by the JSE and directors, follows hereunder:

1     PARTICIPANTS

      Participants under the scheme are limited to employees of Harmony Gold Mining Company Limited ("the company") and its subsidiaries, as well as persons who devote their time exclusively to the service of the Company.

2     AGGREGATE NUMBER OF SECURITIES

      The total amount of options allocated under the previous Harmony (1994) Share Option Scheme and the Harmony (2001) Share Option Scheme represent 5% of the company's issued share capital. Due to the requirements of the Mining Charter we intend to reserve a further 5% of our issued share capital for broad based participation by non-managerial employees. In addition, a further 4% of our issued share capital will be reserved as an incentive for managerial staff. The total number of shares reserved for this scheme will therefore be 23 234 960 as at 16 September 2003, which represent 9% of the issued share capital of the company.

      No new options will be granted under the Harmony (1994) Share Option Scheme or the Harmony (2001) Share Option Scheme.

      There is also a restriction on the number of shares any single participant may acquire, being 0,5% of the issued share capital of the company as at 16 September 2003.

3     ACQUISITION OF SHARES

      The price at which an option may be exercised will be in respect of each share, which is the subject of the option, the closing market price of a share on the JSE on the trading day preceding the day on which the option is granted.

4     TERMINATION OF PARTICIPATION

      All options outstanding held by an employee shall lapse on the date of such employee's resignation. Options held and exercisable by an employee, proceeding on retirement, may be exercised at any time for a period of twelve months from date of retirement. An option lapses automatically 10
      (ten) years after the date of granting the option.

5     RIGHTS ATTACHING TO OPTIONS

      Options do not rank for dividends and have no voting rights.

A copy of the Harmony (2003) Share Option Scheme will lie open for inspection at the Company's corporate offices, Randfontein Office Park, Corner Main Reef Road and Ward Avenue, Randfontein, for a period of not less than 14 days prior to this annual general meeting.

                                                                          [SEAL]

                                                                             FOR       AGAINST      ABSTAIN

RESOLUTION 4                  Re-election of directors in terms
                              of the Company's Articles of
                              Association:

                              TSA Grobicki                                  [    ]     [   ]     [   ]

                              MF Pieming                                    [    ]     [   ]     [   ]

                              ZB Swanepoel                                  [    ]     [   ]     [   ]

SPECIAL RESOLUTION NUMBER 1   Insertion of new Article 2A as part of the
                              Company's Articles of Association             [    ]     [   ]     [   ]

SPECIAL RESOLUTION NUMBER 2   Amending Article 46 of the Company's
                              Articles of Association                       [    ]     [   ]     [   ]

SPECIAL RESOLUTION NUMBER 3   Amending Article 103 of the Company's
                              Articles of Association                       [    ]     [   ]     [   ]

SPECIAL RESOLUTION NUMBER 4   Amending Article 109 of the Company's
                              Articles of Association                       [    ]     [   ]     [   ]

SPECIAL RESOLUTION NUMBER 5   Granting authority for share repurchases      [    ]     [   ]     [   ]

ORDINARY RESOLUTION NUMBER 1  Approving the Harmony (2003)
                              Share Option Scheme                           [    ]     [   ]     [   ]

ORDINARY RESOLUTION NUMBER 2  Placing the balance of the unissued shares of the Company under
                              the control of the directors                  [    ]     [   ]     [   ]

ORDINARY RESOLUTION NUMBER 3  Authorising the directors to issue
                              shares for cash                               [    ]     [   ]     [   ]

Signed at___________________ on ____________________2003.

Signature___________________________________________________________________

Assisted by me (where applicable)______________________________________________

(Note: A shareholder entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his/her stead. Such proxy need not also be a shareholder of the Company).

Please read the notes on the following page under the heading "Notes".

                                     NOTES:

1. A certificated or "own name" dematerialised shareholder may insert the name of a proxy or the names of two alternative proxies of the certificated or "own name" dematerialised shareholder's choice in the space/s provided, with or without deleting "the chairman of the general meeting"; but any such deletion must be initialed by the certificated or "own name" dematerialised shareholder. The person whose name appears first on the form of proxy and who is present at the general meeting will be entitled to act as proxy to the exclusion of those whose names follow.

2. A certificated or "own name" dematerialised shareholder's instructions to the proxy must be indicated by the insertion of the relevant number of votes exercisable by that shareholder in the appropriate box provided. Failure to comply with the above will be deemed to authorise the proxy to vote or to abstain from voting at the general meeting as he/she deems fit in respect of all the certificated or "own name" dematerialized shareholders' votes exercisable thereat. A certificated or "own name" dematerialised shareholder or his proxy is not obligated to use all the votes exercisable by the shareholder or by his proxy, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of votes exercisable by the certificated or "own name" dematerialised shareholder or by his/her proxy.

3. This duly completed form of proxy must be received by the Company's transfer secretaries, Ultra Registrars (Pty) Limited, 11 Diagonal Street, Johannesburg, 2001 (PO Box 4844, Johannesburg, 2000) or Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England, 48 hours before the time fixed for the general meeting.

4. The completion and lodging of this form of proxy will not preclude the relevant certificated or "own name" dematerialised shareholder from attending the general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof.

5. Documentary evidence establishing the authority of a person signing this form of proxy in a representative or other legal capacity must be attached to This form or proxy unless previously recorded by the Company's transfer secretaries or waived by the chairman of the general meeting.

6. Every person present and entitled to vote at the general meeting as a registered member or as a representative of a body corporate shall on a show of hands have one vote only, irrespective of the number of shares such person holds or represents, but in the event of a poll, such person or representative, will have one vote per share.

7. Any alteration or correction made to this form of proxy must be initialled by the signatory/ies.

8. Dematerialised shareholders other than those with "own name" registration who wish to attend the general meeting must request their Central Securities Depositary Participant ("CSDP") or broker to provide them with a Letter of Representation or they must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the dematerialised shareholder and his/her CSDP or broker.

                            REPUBLIC OF SOUTH AFRICA                  FORM CM 26
                               COMPANIES ACT, 1973

                                                        Revenue stamp or revenue
                                                            franking machine
                                                           impression R80

                          SOLNIC SPECIAL RESOLUTION                       [SEAL]
                                  (Section 200)
                           (To be lodged in duplicate)

                           Registration No. of Company
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Date notice given to members 20 OCTOBER 2004 Date resolution passed 12 NOVEMBER 2004

Special resolution passed in terms of section 75 of the Act/*paragraph _______________ of the memorandum/*article 19 of the articles.

Copy of notice convening meeting attached.

Consent to waive period of notice of meeting (CM 25) attached/*not attached.

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:

      SEE SPECIAL RESOLUTION IN THE NOTICE ATTACHED HERETO AS ANNEXE "A"

Rubber stamp of company, if any or of secretaries.

Date 2004-11-12                             Signature /s/ MARIAN VAN DER WALT
                                                      --------------------------
                                                      Director/Secretary/Manager
                                  Name (in block capitals) MARIAN VAN DER WALT

* Delete whichever not applicable.
-------------------------------------------------------------------------------
                          (To be completed by company)

Herewith copy of special resolution as
  registered.                                   REGISTRATEUR VAN MAATSKAPPYE EN
                                                    VAN BESLOTE KORPORASIES

                           Registration No. of Company
                              1950/038232/06                            [SEAL]

Name of company  HARMONY GOLD MINING COMPANY LIMITED

Postal address  SUITE NO 1, PRIVATE BAG X1, MELROSE ARCH

                JOHANNESBURG, 2076           SOLNIC

Not valid unless stamped by Registrar of Companies.

                                     GHOST FILL - REPRODUCED UNDER GOVERNMENT
                     PRINTER'S COPYRIGHT AUTHORITY 9026 OF 7.08.89 - FORM CM 26

                                 SOLNIC HARMONY

                       HARMONY GOLD MINING COMPANY LIMITED

                  (Incorporated in the Republic of South Africa)     [SEAL]
                      (Registration number 1950/038232/06)
                       Share code: HAR ISIN: ZAE000015228
                           ("Harmony" or "the Company")

DIRECTORS:  P T Motsepe (Chairman), Z B Swanepoel (Chief Executive), F Abbott, F
            Dippenaar, V N Fakude, T S A Grobicki, W M Gule, Dr D S Lushaba, R P Menell, M Motloba, Dr M Z Nkosi, M F Pleming, V N Qangule (Financial Director), CML Savage

SECRETARY: MP van der Walt

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT A GENERAL MEETING OF HARMONY SHAREHOLDERS WILL BE HELD AT HARMONY'S CORPORATE OFFICE, RANDFONTEIN OFFICE PARK, CORNER MAIN REEF ROAD AND WARD AVENUE, RANDFONTEIN ON FRIDAY, 12 NOVEMBER 2004 AT 11H00 (SOUTH AFRICAN TIME) TO CONSIDER AND, IF DEEMED FIT, TO PASS, WITH OR WITHOUT MODIFICATION, THE FOLLOWING ORDINARY AND SPECIAL RESOLUTIONS -

ORDINARY RESOLUTION NUMBER 1

"Resolved that, subject to the passing of ordinary resolution number 2 and the passing and registration of the special resolution proposed at this general meeting, the acquisition by the Company of all or any of the shares in the ordinary share capital of Gold Fields Limited, by way of the early settlement offer and the subsequent offer (as defined in the circular to which this notice is attached ("CIRCULAR") in terms of Section 440 of the Companies Act, 1973 (Act 61 of 1973), as amended ("COMPANIES ACT"), a scheme of arrangement in terms of
Section 311 of the Companies Act, or otherwise, on the terms and conditions contained in the circular, or on such other terms and conditions as the directors of the Company may deem fit, be and is hereby approved ("OFFERS")."

SPECIAL RESOLUTION

"Resolved that, subject to the passing of ordinary resolutions numbers 1 and 2 proposed at this general meeting, the authorised ordinary share capital of the Company be and is hereby increased from R225,000,000.00 divided into 450,000,000 ordinary shares of R0.50 each to R600,000,000.00 divided into 1,200,000,000 ordinary shares of R0.50 each by the creation of 750,000,000 new ordinary shares of R0.50 each ranking pari passu in all respects with the existing ordinary shares in the authorised share capital of the Company."

The reason for this special resolution is to ensure that the Company has sufficient shares to allot and issue for the purposes of the offers and further opportunities. The effect of this special resolution is to create 750 000 000 new ordinary shares and thereby increase the authorised ordinary share capital of the Company from R225,000,000.00 to R600,000,000.00.

ORDINARY RESOLUTION NUMBER 2

"Resolved that, subject to the passing of ordinary resolution number 1 and the passing and registration of the special resolution proposed at this general meeting, the directors of the Company be and are hereby authorised, as a specific authority in terms of section 221 of the Companies Act, to allot and issue such number of the unissued shares in the capital of the Company (including the new ordinary shares created in terms of the special resolution proposed at this general meeting) as may be necessary to implement the offers."

ORDINARY RESOLUTION NUMBER 3

"Resolved that the directors of the Company be and are hereby authorised, as a general authority in terms of section 221 of the Companies Act, to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme, the Harmony (2001) Share Option Scheme and the Harmony (2003) Share Option Scheme, all or any of the remaining unissued securities in the capital of the Company (including the new ordinary shares created in terms of the special resolution proposed at this general meeting) at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time in their sole discretion determine, subject to the provisions of the Companies Act and the Listings Requirements of the JSE Securities Exchange of South Africa ("JSE")."

ORDINARY RESOLUTION NUMBER 4

"Resolved that the directors of the Company be and are hereby authorised to allot and issue equity securities (including the grant or issue of options or securities that are convertible into an existing class of equity securities) for cash (or the extinction of a liability, obligation or commitment, restraint(s), or settlement of expenses) on such terms and conditions as the directors may from time to time in their sole discretion deem fit, as and when suitable opportunities arise therefor, but subject to the following requirements of the JSE -

a) the equity securities which are the subject of the issue for cash must be of a class already in issue, or where this is not the case, must be limited to such securities or rights that are convertible into a class already in issue;

b) the equity securities must be issued to public shareholders, as defined in the Listings Requirements of the JSE, and not to related parties;

c)    securities which are the subject of general issues for cash:

      (i) in the aggregate in any one financial year may not exceed 15% of the relevant number of equity securities in issue of that class (for purposes of determining the securities comprising the 15% number in any one year, account must be taken of the dilution effect, in the year of issue of options/convertible securities, by including the number of any equity securities which may be issued in future arising out of the issue of such options/convertible securities);

      (ii) of a particular class, will be aggregated with any securities that are compulsorily convertible into securities of that class, and, in the case of the issue of compulsorily convertible securities, aggregated with the securities of that class into which they are compulsorily convertible;

      (iii) as regards the number of securities which may be issued (the 15% number), shall be based on the number of securities of that class in issue added to those that may be issued in future (arising from the conversion of options/convertible securities), at the date of such application:

            1. less any securities of the class issued, or to be issued in future arising from options/convertible securities issued, during the current financial year;

            2.    plus any securities of that class to be issued pursuant to:

                  (aa)a rights issue which has been announced, is irrevocable and is fully underwritten; or

                  (bb)an acquisition which has had final terms announced may be included, as though they were securities in issue as at the date of application;

d) the maximum discount at which equity securities may be issued is 10% of the weighted average traded price of such equity securities measured over the 30 business days prior to the date that the price of the issue is determined or agreed by the directors of the Company. The JSE will be consulted for a ruling if the Company's securities have not traded in such 30 business day period."

The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at this meeting is required for this resolution to be effective. This resolution, if approved by shareholders, shall be valid until the Company's next annual general meeting or for 15 months from the date of the resolution, whichever is the shorter.

After the Company has issued equity securities in terms of this general authority representing, on a cumulative basis within the current financial year, 5% or more of the number of equity securities in issue prior to that issue, the Company will publish an announcement containing full details of the issue in accordance with Rule 11.22 of the Listings Requirements of the JSE.

ORDINARY RESOLUTION NUMBER 5

Resolved that subject to the passing of ordinary resolution numbers 1 and 2 and the passing and registration of the special resolution proposed at this general meeting, the directors of the Company be and are hereby authorised, as a specific authority in terms of section 221 of the Companies Act, to allot and issue such number of the unissued shares in the capital of the Company to Mvelaphanda Gold (Proprietary) Limited ("MVELAPHANDA GOLD"), Micawber 325 (Proprietary) Limited ("MEZZ SPV") or to the providers of mezzanine finance in terms of the empowerment transaction ("EMPOWERMENT TRANSACTION") entered into between, inter alia, Mvelaphanda Resources Limited and Gold Fields Limited ("MEZZANINE FINANCIERS"), as the ease may be, if ordinary shares in GFI Mining South Africa (Proprietary) Limited ("GOLD FIELDS SOUTH AFRICA") equivalent to 15% of the issued share capital of Gold Fields South Africa are sold to the Company pursuant to the Company exercising its right of call in respect of such shares or pursuant to Mvelaphanda Gold, Mezz SPV or the Mezzanine Financiers, as the case may be, exercising the right to put such shares to the Company, in terms of the empowerment transaction.

ORDINARY RESOLUTION NUMBER 6

"Resolved that any one of the directors of the Company be and is hereby authorised to do all such things, sign all such documents and procure the doing of all such things and the signature of all such documents as may be necessary for or incidental to the implementation of the offers and the ordinary and special resolutions proposed at this general meeting."

VOTING AND PROXIES

Each shareholder of Harmony who, being an individual, is present in person or by proxy, or, being a company, is represented at the general meeting, is entitled to one vote on a show of hands: On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote in his stead. A proxy need not be a shareholder of Harmony.

Certificated shareholders and dematerialised shareholders with "own name" registration who are unable to attend the general meeting, but wish to be represented thereat must complete and return the attached form of proxy to the transfer secretaries of Harmony, being Ultra Registrars (Proprietary) Limited or Capita IRG plc (trading as Capita Registrars), to reach them by no later than 11 h00 on Wednesday, 10 November 2004. The completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.

Dematerialised shareholders other than those who have elected "own name" registration who wish to attend the general meeting must request their Central Securities Depositary Participant ("CSDP") or broker to provide them with a letter of representation or must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholder and his CSDP or broker.

By order of the Board
HARMONY GOLD MINING COMPANY LIMITED

MP van der Walt
Secretary
Virginia
20 October 2004

REGISTERED OFFICE                            TRANSFER SECRETARIES

Remaining extent of portion 3 of the farm    SOUTH AFRICA
Harmony farm 222                             Ultra Registrars (Pty) Ltd
Private Road, Glen Harmony                   11 Diagonal Street,
Virginia, 9430                               Johannesburg, 2001
South Africa                                 (P 0 Box 4844, Johannesburg, 2000)
                                             South Africa

                                             UNITED KINGDOM
                                             Capita IRG plc
                                             (trading as Capita Registrars),
                                             The Registry
                                             34 Beckenham Road
                                             Beckenham
                                             Kent BR3 4TU, England
                                             United Kingdom

                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT, 1973

                                                       Revenue stamp or revenue
                                                           franking machine
                           SOLNIC SPECIAL RESOLUTION             impression R80
                                  (Section 200)
                          (To be lodged in duplicate)               [SEAL]

                           Registration No. of Company
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Date notice given to members 03 SEPTEMBER 2004 Date resolution passed 12 NOVEMBER 2004

Special resolution passed in terms of section 75 & 85 of the Act/*paragraph ____________ of the memorandunv/*article 19 & 22A of the articles.

Copy of notice convening meeting attached.

Consent to waive period of notice of meeting (CM 25) attached/* not attached.

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:

 SEE SPECIAL RESOLUTIONS NUMBERS 1 AND 2 IN THE NOTICE ATTACHED HERETO AS ANNEXE "A"

Rubber stamp of company, if any or of secretaries.

Date 2004-11-12                              Signature /s/ MARIAN VAN DER WALT
                                                      -------------------------
                                                      Director/Secretary Manager
                                  Name (in block capitals) MARIAN VAN DER WALT

* Delete whichever not applicable.

-------------------------------------------------------------------------------
                          (To be completed by company)

                                                                          [SEAL]

Herewith copy of special resolution as registered.

                           Registration No. of Company
                                1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Postal address SUITE NO 1, PRIVATE BAG X1, MELROSE ARCH
                           JOHANNESBURG, 2076

Not valid unless stamped by Registrar of Companies.

                     GHOSTFILL - REPRODUCED UNDER GOVERNMENT PRINTER'S COPYRIGHT
                  AUTHORITY 9026 OF  7.08.89 - FORM CM 2

                                                                     Form CM 26
                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT, 1973
                                                       Revenue stamp or revenue
                                                             franking machine
                               SOLNIC SPECIAL RESOLUTION            impression
                                  (Section 200)
                          (To be lodged in duplicate)

                           Registration No. of Company            [SEAL]
                                 1950/038232/06

Name of company HARMONY GOLD MINING COMPANY LIMITED

Date notice given to members 20 OCTOBER 2004 Date resolution passed 12 NOVEMBER 2004

Special resolution passed in terms of section 75 of the Act/*paragraph___ of the memorandum/*article 19 of the articles.

Copy of notice convening meeting attached.

Consent to waive period of notice of meeting (CM 25) attached/*not attached.

                             CONTENTS OF RESOLUTION
                         (Use reverse side if necessary)

Resolved:

  SEE SPECIAL RESOLUTION IN THE NOTICE ATTACHED HERETO AS ANNEXE "A"

Rubber stamp of company, if any or of secretaries.

Date 2004-11-12                             Signature /s/ Marian Van Der Walt
                                                      -------------------------
                                                      Director/Secretary/Manager

                                    Name (in block capitals) MARIAN VAN DER WALT

* Delete whichever not applicable.
_______________________________________________________________________________
                          (To be completed by company)

Herewith copy of special resolution as registered.

                                                              Special resolution
                                                             registered this day
                                                                 2004-11-17
                                                                  [SEAL]

                         Registration No. of Company    Date stamp Of Companies
                                1950/038232/06              [***]

 Name of company HARMONY GOLD MINING COMPANY LIMITED      Registrar of Companies

Postal address SUITE NO 1, PRIVATE BAG X1, MELROSE ARCH
               JOHANNESBURG, 2076

Not valid unless stamped by Registrar of Companies.


       GhostFill- Reproduced under Government Printer's Copyright Authority[***]

                                 SOLNIC HARMONY

                      HARMONY GOLD MINING COMPANY LIMITED                [SEAL]
                 (Incorporated in the Republic of South Africa
                      (Registration number 1950/038232/06)
                       Share code: HAR ISIN: ZAE000015228
                          ("Harmony" or "the Company")

DIRECTORS: P T Motsepe (Chairman), Z B Swanepoel (Chief Executive), F Abbott, F
           Dippenaar, V N Fakude, T S A Grobicki, W M Gule, Dr D S Lushaba, R P Menell, M Motloba, Dr M Z Nkosi, M F Pleming, V N Qangule (Financial Director), CML Savage

SECRETARY: MP van der Walt

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT A GENERAL MEETING OF HARMONY SHAREHOLDERS WILL BE HELD AT HARMONY'S CORPORATE OFFICE, RANDFONTEIN OFFICE PARK, CORNER MAIN REEF ROAD AND WARD AVENUE, RANDFONTEIN ON FRIDAY, 12 NOVEMBER 2004 AT 11H00 (SOUTH AFRICAN TIME) TO CONSIDER AND, IF DEEMED FIT, TO PASS, WITH OR WITHOUT MODIFICATION, THE FOLLOWING ORDINARY AND SPECIAL RESOLUTIONS -

ORDINARY RESOLUTION NUMBER 1

"Resolved that, subject to the passing of ordinary resolution number 2 and the passing and registration of the special resolution proposed at this general meeting, the acquisition by the Company of all or any of the shares in the ordinary share capital of Gold Fields Limited, by way of the early settlement offer and the subsequent offer (as defined in the circular to which this notice is attached ("CIRCULAR") in terms of Section 440 of the Companies Act, 1973 (Act 61 of 1973), as amended ("COMPANIES ACT"), a scheme of arrangement in terms of
Section 311 of the Companies Act, or otherwise, on the terms and conditions contained in the circular, or on such other terms and conditions as the directors of the Company may deem fit, be and is hereby approved ("OFFERS")."

SPECIAL RESOLUTION

"Resolved that, subject to the passing of ordinary resolutions numbers 1 and 2 proposed at this general meeting, the authorised ordinary share capital of the Company be and is hereby increased from R225,000,000.00 divided into 450,000,000 ordinary shares of R0.50 each to R600,000,000.00 divided into 1,200,000,000 ordinary shares of R0.50 each by the creation of 750,000,000 new ordinary shares of R0.50 each ranking pari passu in all respects with the existing ordinary shares in the authorised share capital of the Company."

The reason for this special resolution is to ensure that the Company has sufficient shares to allot and issue for the purposes of the offers and further opportunities. The effect of this special resolution is to create 750 000 000 new ordinary shares and thereby increase the authorised ordinary share capital of the Company from R225,000,000.00 to R600,000,000.00.

ORDINARY RESOLUTION NUMBER 2

"Resolved that, subject to the passing of ordinary resolution number 1 and the passing and registration of the special resolution proposed at this general meeting, the directors of the Company be and are hereby authorised, as a specific authority in terms of section 221 of the Companies Act, to allot and issue such number of the unissued shares in the capital of the Company (including the new ordinary shares created in terms of the special resolution proposed at this general meeting) as may be necessary to implement the offers."

ORDINARY RESOLUTION NUMBER 3

"Resolved that the directors of the Company be and are hereby authorised, as a general authority in terms of section 221 of the Companies Act, to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme, the Harmony (2001) Share Option Scheme and the Harmony (2003) Share Option Scheme, all or any of the remaining unissued securities in the capital of the Company (including the new ordinary shares created in terms of the special resolution proposed at this general meeting) at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time in their sole discretion determine, subject to the provisions of the Companies Act and the Listings Requirements of the JSE Securities Exchange of South Africa ("JSE")."

ORDINARY RESOLUTION NUMBER 4

"Resolved that the directors of the Company be and are hereby authorised to allot and issue equity securities (including the grant or issue of options or securities that are convertible into an existing class of equity securities) for cash (or the extinction of a liability, obligation or commitment, restraint(s), or settlement of expenses) on such terms and conditions as the directors may from time to time in their sole discretion deem fit, as and when suitable opportunities arise therefor, but subject to the following requirements of the JSE -

a) the equity securities which are the subject of the issue for cash must be of a class already in issue, or where this is not the case, must be limited to such securities or rights that are convertible into a class already in issue;

b) the equity securities must be issued to public shareholders, as defined in the Listings Requirements of the JSE, and not to related parties;

c)    securities which are the subject of general issues for cash:

      (i) in the aggregate in any one financial year may not exceed 15% of the relevant number of equity securities in issue of that class (for purposes of determining the securities comprising the 15% number in any one year, account must be taken of the dilution effect, in the year of issue of options/convertible securities, by including the number of any equity securities which may be issued in future arising out of the issue of such options/convertible securities);

      (ii) of a particular class, will be aggregated with any securities that are compulsorily convertible into securities of that class, and, in the case of the issue of compulsorily convertible securities, aggregated with the securities of that class into which they are compulsorily convertible;

      (iii) as regards the number of securities which may be issued (the 15% number), shall be based on the number of securities of that class in issue added to those that may be issued in future (arising from the conversion of options/convertible securities), at the date of such application:

            1. less any securities of the class issued, or to be issued in future arising from options/ convertible securities issued, during the current financial year;

            2.    plus any securities of that class to be issued pursuant to:

                  (aa) a rights issue which has been announced, is irrevocable and is fully underwritten; or

                  (bb) an acquisition which has had final terms announced may be included, as though they were securities in issue as at the date of application;

d) the maximum discount at which equity securities may be issued is 10% of the weighted average traded price of such equity securities measured over the 30 business days prior to the date that the price of the issue is determined or agreed by the directors of the Company. The JSE will be consulted for a ruling if the Company's securities have not traded in such 30 business day period."

The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at this meeting is required for this resolution to be effective. This resolution, if approved by shareholders, shall be valid until the Company's next annual general meeting or for 15 months from the date of the resolution, whichever is the shorter.

After the Company has issued equity securities in terms of this general authority representing, on a cumulative basis within the current financial year, 5% or more of the number of equity securities in issue prior to that issue, the Company will publish an announcement containing full details of the issue in accordance with Rule 11.22 of the Listings Requirements of the JSE.

ORDINARY RESOLUTION NUMBER 5

Resolved that subject to the passing of ordinary resolution numbers 1 and 2 and the passing and registration of the special resolution proposed at this general meeting, the directors of the Company be and are hereby authorised, as a specific authority in terms of section 221 of the Companies Act, to allot and issue such number of the unissued shares in the capital of the Company to Mvelaphanda Gold (Proprietary) Limited ("MVELAPHANDA GOLD"), Micawber 325 (Proprietary) Limited ("MEZZ SPY") or to the providers of mezzanine finance in terms of the empowerment transaction ("EMPOWERMENT TRANSACTION") entered into between, INTER ALIA, Mvelaphanda Resources Limited and Gold Fields Limited ("MEZZANINE FINANCIERS"), as the case may be, if ordinary shares in GFI Mining South Africa (Proprietary) Limited ("GOLD FIELDS SOUTH AFRICA") equivalent to 15% of the issued share capita of Gold Fields South Africa are sold to the Company pursuant to the Company exercising its right of call in respect of such shares or pursuant to Mvelaphanda Gold, Mezz SPV or the Mezzanine Financiers, as the case may be, exercising the right to put such shares to the Company, in terms of the empowerment transaction.

ORDINARY RESOLUTION NUMBER 6

"Resolved that any one of the directors of the Company be and is hereby authorised to do all such things, sign all such documents and procure the doing of all such things and the signature of all such documents as may be necessary for or incidental to the implementation of the offers and the ordinary and special resolutions proposed at this general meeting."

VOTING AND PROXIES

Each shareholder of Harmony who, being an individual, is present in person or by proxy, or, being a company, is represented at the general meeting, is entitled to one vote on a show of hands. On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote in his stead. A proxy need not be a shareholder of Harmony.

Certificated shareholders and dematerialised shareholders with "own name" registration who are unable to attend the general meeting, but wish to be represented thereat must complete and return the attached form of proxy to the transfer secretaries of Harmony, being Ultra Registrars (Proprietary) Limited or Capita IRG plc (trading as Capita Registrars), to reach them by no later than 11h00 on Wednesday, 10 November 2004. The completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.

Dematerialised shareholders other than those who have elected "own name" registration who wish to attend the general meeting must request their Central Securities Depositary Participant ("CSDP") or broker to provide them with a letter of representation or must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholder and his CSDP or broker.

By order of the Board
HARMONY GOLD MINING COMPANY LIMITED

MP van der Walt
Secretary
Virginia
20 October 2004
                                             TRANSFER SECRETARIES
REGISTERED OFFICE
                                             SOUTH AFRICA
Remaining extent of portion 3 of the farm    Ultra Registrars (Pty) Ltd
Harmony farm 222                             11 Diagonal Street,
Private Road, Glen Harmony                   Johannesburg, 2001
Virginia, 9430                               (P O Box 4844, Johannesburg, 2000)
South Africa                                 South Africa

                                             UNITED KINGDOM
                                             Capita IRG plc
                                             (trading as Capita Registrars),
                                             The Registry
                                             34 Beckenham Road
                                             Beckenham
                                             Kent BR3 4TU, England
                                             United Kingdom
                                      iii.
No. U.C. 38232                                                        Form C 14.

                                      COPY.

                                   CERTIFICATE

 Under s. 84 of the Companies Act, 1926 (Act No. 46 of 1926), that a Company is entitled to commence business.

                                I HEREBY CERTIFY

                                    THAT THE

                      "HARMONY GOLD MINING COMPANY LIMITED"

which was incorporated under the Companies Act, 1926 (Act No. 46 of 1926), on the TWENTY-FIFTH day of AUGUST, 1950, and which has lodged an affidavit that the conditions of s. 84 (2) (b) of the said Act have been complied with, is entitled to commence business.

      Given under my hand at PRETORIA this TWENTY-FIFTH day of AUGUST One Thousand Nine Hundred and FIFTY.

Original  hereof bears cancelled
Inland Revenue Stamps to the                J. VAN VEIJEREN,
value of Seven  Shillings and                       For Registrar of Companies.
Sixpence.

                            THE COMPANIES ACT, 1926.
                                  (AS AMENDED)
                                                                          [SEAL]
                            COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                       OF

                      HARMONY GOLD MINING COMPANY LIMITED.
                  (INCORPORATED IN THE UNION OF SOUTH AFRICA.)

      1. The name of the Company is "HARMONY GOLD MINING COMPANY LIMITED."

      2. The Registered Office of the Company will be situated in the Transvaal Province of the Union of South Africa.

      3. The objects for which the Company is established are :--

            (a) To acquire by purchase, cession, grant, lease, exchange or otherwise any movable or immovable property, mines, mineral property, claims, mineral rights, mining rights, mining leases, mining titles, mynpachts, lands, farms, buildings, waterrights, concessions, grants, rights, powers, privileges, surface rights of every description, servitudes or other limited rights or interests in land and mineral contracts of every description ; and any interest therein and rights over the same ; and to enter into any contract, option or prospecting contract in respect thereof, and generally to enter into any arrangement that may seem condurive to the Company's objects or any of them; and in particular to adopt and acquire the benefits with or without modification of the Agreement referred to in Article 3 of the accompanying Articles of Association.

            (b) To carry out all forms of exploration work and in particular to search for, prospect, examine, explore and obtain information in regard to mines, mineral properties, claims, mineral rights, mining rights, mining leases, mining titles, mynpachts, mining districts or locations and ground and soil supposed to contain or containing precious stones, minerals or metals of every description.

            (c) To open, work, develop and maintain gold, silver, diamond, copper, coal, iron and other mines, mineral and other rights, properties and works, and to carry on and conduct the business of raising, crushing, washing, smelting, reducing and amalgamating ores, metals minerals and precious stones, and to render the same merchantable and fit for use and to cany on all or any of the businesses of miners, mineralogists, metallorgists, amalgamators. geophysicists, snielters, quarry owners, quarrymen and brickmakers.

            (d) To buy, sell, reline and deal in bullion, specie, coin and precious and base metals, and also precious stones and other products of mining.

            (e) To employ and pay mining experts. agents and other persons, partnerships, companies or corporations, and to organize, equip and despatch expeditions for prospecting, exploring, reporting on, surveying, working and developing lands, farms, districts, territories and properties in any part of the world, whether the same are the property of the Company or otherwise.

            (f) To develop the resources of and turn to account any lands or any rights over or connected with land belonging to the Company, or in which the Company is interested, and in particular by clearing, draining, fencing, planting, cultivating, building, improving, forming, irrigating and grazing, and by promoting immigration and emigration, and the establishment of towns, villages and settlements.

            (g) To acquire, take on lease or other agreement, erect, construct, alter, rebuild, equip and maintain, work, use, manage or control buildings, railways, tramways, parks, roads, shafts, furnaces, aqueducts, wharves, sawmills, power stations, hydraulic works, telegraphs, electric works, gasworks, factories, warehouses, ships, quartz crushing and other machinery, works for smelting or treating metals and minerals, draining and pumping appliances or waterworks for the purpose of working the mines, claims or other property for the time being belonging to the Company or any other person.

            (h) To carry on the business of farmers, graziers, planters, coal and iron masters, builders, contractors, dealers in gold and silver and other precious and base metals and diamonds and other precious stones, importers and exporters, carriers, warehousemen, hotel-keepers, store-keepers, publishers, printers, agents and general merchants, and to buy and sell and deal in every commodity, substance and product.

            (i) To acquire by purchase, exchange, amalgamation or otherwise, and to carry on and undertake all or any part of the business, property and liabilities of any person or company carrying on any business which this Company is authorised to carry on, or possessed of property or rights suitable for any of the purposes of this Company and to purchase, acquire, sell and deal with shares or stock or other interest in or securities of any such person or company.

            (j) To establish, manage and assist chemical and assaying laboratories for analytical and testing purposes, particularly for analysing and testing the valuable substances specified or referred to in this clause, and generally to carry on and promote the objects of mineralogists, metallurgists and amalgamators.

            (k) To apply for, purchase or otherwise acquire any patents, privileges, licences, concessions and the like, conferring an exclusive or limited right to use any secret or other information or any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated, directly or indirectly, to benefit the Company, and to use, exercise, develop, grant licences in respect of, or otherwise turn to account the property, rights and information so acquired.

            (l) To negotiate loans for the Company or other persons or bodies, to lend money, securities and other property, to discount bills and deal with all kinds of securities and negotiable instruments, to become sureties and guarantors for any purposes, and generally to carry on the business of financiers, bankers, merchants and money dealers.

            (m) To buy or otherwise acquire, issue, place, sell and lend money on the security of, or otherwise deal with stocks, shares, bonds, debentures and securities of all kinds, and to give any guarantee or security in relation thereto, or otherwise, in connection with any stock, shares, bonds, debentures or securities, but not to carry on the business of stock or share brokers.

            (n) To promote and form, and assist in promoting and forming, and be interested in, and to guarantee the issue of, take or otherwise acquire, hold and dispose of shares, debentures or other securities in or of any other company, syndicate or association, whose objects are similar, or which is calculated in any way to advance the objects of this Company, and to subsidize or otherwise assist any person or any other such company, and to pay and contribute either in cash or shares to or partake in the expenses of promoting or establishing any such company or association.

            (o) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition, and taking over of all or any of the assets and liabilities of the Company, or shall be in any manner calculated to advance, directly or indirectly, the objects or interests of the Company, and to acquire and hold shares, stock or securities of any such company.

            (p) To enter into partnership or into any arrangement for sharing profits, union of interests, joint adventures, reciprocal concessions or co-operation with any person or company, carrying on or engaged in or about to carry on or engage in any business or transactions. which the Company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as to directly or indirectly benefit the Company.

            (q) To purchase, take on lease or in exchange, hire or otherwise acquire any movable and immovable property of any sort or description, and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any lands, buildings, servitudes and other rights over immovable property, machinery, plant, goods, licences, trade marks, and privileges generally. To pay for any such properties, rights or privileges either in cash or in shares, debentures or securities of the Company, or of any other company or corporation, or partly in cash and partly by such shares, debentures or securities or otherwise.

            (r) To make, draw, accept, endorse, discount, execute and issue bills of exchange, promissory notes, debentures, bills of lading and other negotiable or transferable instruments or securities, and to open any banking or similar account and to operate thereon whether the same be in credit or debit.

            (s) To borrow or raise or secure the payment of money or the performance of any obligation in such manner and upon such terms as the Company may think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, and as security for such money to mortgage or pledge the whole or any part of the property, assets or revenues of the Company, present or future (including its uncalled capital), and to transfer or to confer any special rights and privileges on the lenders or holders of such debentures or debenture stock.

            (t) To invest, lend and deal with any moneys of the Company not immediately required for carrying on the business of the Company, and in such manner and on such conditions and to such persons or companies as may from time to time be determined, and whether upon security or without security, and to realize, vary, reinvest or otherwise deal with such moneys as may from time to time be determined, provided always that no money shall be invested or lent upon the stock or shares of the Company.

            (u) Generally to carry on and undertake any business (except the business of stock and share brokers), undertaking, transaction or operation, whether mercantile, commercial, financial, manufacturing or trading within the scope of these objects, such as an individual capitalist may lawfully undertake and carry out.

            (v) To carry on any other business, whether manufacturing or otherwise, which may seem to the Company capable of being conveniently carried on in connection with any of the above specified objects, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

            (w) To sell, improve, manage, develop, lease, mortgage, dispose of, give in exchange, turn to account, abandon or otherwise deal with all or any part of the property and rights of the Company, including the granting of power to work, on any terms which may from time to time be deemed fit, any mines or claims of the Company.

            (x) To sell or otherwise dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, debenture stock or securities of any other company having objects altogether or in part similar to those of this Company.

            (y) To transfer to or-otherwise cause to be vested in any company or person or persons all or any of the lands and properties of the Company, to be held in trust for the Company or on such trusts for working, developing or disposing of the same as may be considered expedient.

            (z) To amalgamate with any person or company carrying on or about to carry on business similar to that which the Company may carry on, or any business capable of being conducted so as to benefit the Company directly or indirectly.

            (aa) To distribute, by way of dividend or bonus, amongst the members, such specific assets belonging to the Company as may be determined by the Company, and in particular shares, stock, debentures or securities of any other company held by or otherwise belonging to the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

            (bb) To pay the costs, charges and expenses preliminary and incidental to the formation, establishment and registration of the Company, and to remunerate any parties for services rendered, or to be rendered, in procuring or assisting to procure persons to become members of the Company, or in placing or assisting to place any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

            (cc) To promote and aid in the promotion of measures for the protection and advancement of the mining industry, townships, forestry, agriculture, irrigation or other ventures in. the Orange Free State and elsewhere, and to promote and oppose legislative and other measures affecting the said industry, and to apply any part of the Company's funds for such purposes.

            (dd) To apply for, promote and obtain any Provincial Ordinance or Act of the Union of South Africa or any colonial or foreign parliament for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution or extending its objects or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests, and to make any arrangement with any government or authority, supreme, local, municipal or otherwise, that may seem conducive to the Company's objects or any of them, and to apply any part of the Company's funds for any such purposes.

            (ee) To establish and support or aid in the establishment and support of associations, institutions, clubs, hospitals, funds, trusts and conveniences calculated to benefit the Company or any of the officers or ex-officers or employees or ex-employees of the Company, or any other persons who are rendering or have rendered services to the Company, or any of the dependants or connections of any such persons, and to grant to any such persons, dependants or connections pensions, gratuities and allowances, and to make payments towards insurance thereof respectively, and generally to make donations, subscribe or guarantee money to or for charitable or benevolent objects or to or for any exhibition, or to or for any public, general or useful object.

            (ff) To procure the Company to be registered or recognized in any other country or state, and to procure quotations of the shares, options, stock or debentures of the Company in local or foreign exchanges.

            (gg) To open and keep a duplicate register and/or a branch or foreign register of registers of shares, debentures or stock in such country or state as the Company may think advisable and again to close the same, and to allocate any number of shares, debentures or stock in the Company to such register or registers.

            (hh) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others, and either absolutely or conditionally.

            (ii) To do all such other things as are incidental, or which the Company may think conducive to the attainment of the above objects, and so that the world " company " in this clause shall, except when used with reference to the Company, be deemed to include any partnership or other body Of persons, whether incorporated or not incorporated and whether domiciled in the Union of South Africa or elsewhere, and so that the objects specified in each paragraph of the clause shall, except when otherwise expressed in such paragraph, be regarded as independent objects, and shall be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

            4. The liability of the members is limited.
               [***]
            5. The capital of the Company is(Pound) 5,000 (FIVE THOUSAND POUNDS) divided into 20,000 (TWENTY THOUSAND) shares of FIVE SHILLINGS each, with power to divide the shares in the original or any increased capital into several classes, and to attach thereto respectively any preferential, qualified, special or deferred rights. privileges or conditions.

            WE, the several persons whose names, addresses and occupations are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Signatures of      FULL Names and Addresses of        Occupation     Number of
 Subscribers.               Subscribers.                  of           Shares
                                                     Subscribers     (in words)
                                                                      taken by
                                                                    Subscribers.
-------------   ----------------------------------  --------------  ------------
R.Richdale      Gordon Victor Richdale Richdale      Director          Five
                The Corner House,                      of             Hundred
                77 Commissioner Street,              Companies
                JOHANNESBURG.

[***]Anderson   Peter Hamilton Anderson               Director         Five
                The Corner House,                       of            Hundred
                77 Commissioner Street,              Companies
                JOHANNESBURG.

[***]Bernstein  Bertrand Leon Bernstein              Director          Five
                71 Fox Street,                         of             Hundred
                JOHANNESBURG                         Companies

J. M. Ewing        John Meyrick Montgomery Ewing        Director          Five
                75 Fox Street,                         of             Hundred
                JOHANNESBURG                         Companies

W.M. Frames     William Minett Frames                Director          Five
Anderson        The Corner House,                      of             Hundred
                77 Commissioner Street,              Companies
                JOHANNESBURG

[***]Jones      Hervey West Jones                    Director          Five
                75 Fox Street,                         of             Hundred
                JOHANNESBURG                         Companies

[***]A.Lawrence William Henry Arthur Lawrence        Director          Five
                The Corner House,                      of             Hundred
                77 Commissioner Street               Companies
                JOHANNESBURG.

[***]Menell     Simeon Gordon Menell                 Director          Five
                71 Fox Street,                         of             Hundred
                JOHANNESBURG.                        Companies

[***]eekie      Thomas Reekie,                       Director          Five
                The Corner House                       of             Hundred
                77 Commissioner Street,              Companies
                JOHANNESBURG.

[***]Wilson     William  Douglas Wilson              Director          Five
                44 Main Street,                        of             Hundred
                JOHANNESBURG.                        Companies
                -----------------------------------                -------------
                       TOTAL NUMBER OF SHARES TAKEN                FIVE THOUSAND
                ===================================                =============

[***]D at JOHANNESBURG this 24th day of August,  1950         1/- Revenue
                                                         Stamp Cancelled
[***]ESS  to the above Signatures:

  SIGNATURE:   M.B. Dunderdale.
  FULL NAME:   Miles Berkeley Dunderdale.
  OCCUPATION:  Secretarial Assistant.
  ADDRESS:   The Corner House,
               77, Commissioner Street,
                           JOHANNESBURG.

                             THE COMPANIES ACT, 1973
                             -----------------------
                                  (As amended)

                            COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                       of

                       HARMONY GOLD MINING COMPANY LIMITED
                       -----------------------------------
                                   05/38232/06

        (As adopted by Special Resolution passed on the 19th October 1984)

                                                         PUBLIC COMPANY ARTICLES

                        INDEX TO ARTICLES OF ASSOCIATION

                                       of

                       HARMONY GOLD MINING COMPANY LIMITED

                                               ARTICLE    PAGE
                                               -------   ------
TABLES "A" and "B"                                            2
INTERPRETATION                                       1      2-3
ALLOTMENT AND ISSUE OF CAPITAL                    2-18      3-6
ALTERATION OF CAPITAL                            18-20      6-8
REDUCTION OF CAPITAL                             21-22      8-9
- Acquisition Of Shares By The Company             22A        9
- Distributions                                    22B        9
MEMBERSHIP
- Title to Shares                                23-26    10-11
- Share Certificates                             27-31    11-12
- Share Warrants                                 32-35    12-13
- Instruments of Transfer                        36-39    14-15
GENERAL MEETINGS
- Constitution                                   40-47    15-17
- Quorum                                            48       17
- Chairman                                       49-50       18
- Adjournment                                    51-54    18-19
- Business                                       55-57       19
- Resolutions                                    58-64    19-21
- Entitlement to Vote                            65-66    21-22
- Representation, Proxies and Powers of          67-75    22-25
  Attorney
DIRECTORS
- Number                                            76       25
- Appointment                                    77-79    25-26
- Qualification                                     80       26
- Management of the Company                         81       26
- Powers                                         82-84       27
- Remuneration                                   85-86    27-28

- Disclosure of Interests                        87-89    28-30
- Rotation                                       90-92    30-31
- Vacation of Office                             93-94    31-32
- Alternate Directors                            95-98    32-33
DIRECTORS' MEETINGS
- Constitution                                  99-106    33-34
- Resolutions                                  107-108       34
- Circulated Resolutions                           109       35
EXECUTIVE DIRECTORS                            110-114    35-33
COMMITTEES                                     115-121    35-37
AGENTS                                         122-l23       38
BORROWING POWERS                               124-129    38-40
RESERVES                                       130-131    40-41
DIVIDENDS
- Declaration                                  132-135       41
- Payment                                      136-140    42-43
- Forfeiture                                       141       43
CAPITALISATION                                 142-145    43-44
PENSION FUNDS                                  146-147       44
CLUBS AND CHARITIES                                148       45
RECORDS
- Registers                                    149-154    45-47
- Minutes                                      155-155       47
- Accounting Records                           157-159    47-48
ANNUAL FINANCIAL STATEMENTS                    160-162       48
AUDIT                                          163-169    49-50
NOTICES
- By Hand or by Post                           170-172       51
- By Advertisement                             173-175       52
- Procedure                                    176-179    52-53
- Notice of General Meetings                       180       53
VALIDITY OF ACTS                               181-183    53-54
WINDING-UP                                     184-185       54
LIABILITY                                      186-188    54-55
CONSOLIDATION OF SHARES                            188       55

                            REPUBLIC OF SOUTH AFRICA

                               COMPANIES ACT, 1973

                                  (as amended)

                   ARTICLES OF ASSOCIATION OF A COMPANY HAVING

                     A SHARE CAPITAL NOT ADOPTING SCHEDULE 1

                         (Section 60(1) : Regulation 18)

                           Registration No. of Company

                                   05/38232/06

              Name of Company: HARMONY GOLD MINING COMPANY LIMITED

                                 ("the Company")

TABLES "A" AND "B"

A. The Articles of Table "A" and Table "B" contained in Schedule 1 to the Companies Act, 1973, shall not apply to the Company.

B.    The Articles of the Company are as follows:

INTERPRETATION

1. In the interpretation of these Articles and unless inconsistent with the context, words signifying the singular number shall include the plural and vice versa, and words importing persons shall include companies and corporations and words signifying the masculine gender shall include the feminine gender and words defined in the Statutes shall have the meaning there assigned to them unless the context otherwise indicates, and the following words and expressions shall have the following meanings unless excluded by the subject or context, namely:

      (a) "Act" means the Companies Act No. 61 of 1973, as amended from time to time;

      (b) "agent" means an agent duly appointed under general or special power of attorney;

      (c) director" includes any person occupying the position of director or alternate director of a company, by whatever name he may be designated, or the directors acting as a board;

      (d)   "Gazette" means the Government Gazette of the Republic;

      (e) "listed company" means a company any of whose shares are listed on The Johannesburg Stock Exchange;

      (f)   "member" means a registered holder of shares in the Company;

      (g)   "Memorandum" means the Memorandum of Association of the Company;

      (h) "office" means the registered office for the time being of the Company;

      (i) "representative" means a representative of a company or other body corporate appointed in terms of Section 188 of the Act;

      (j) "Republic" means the Republic of South Africa as existing from time to time;

      (k) "transfer office" means the office for the time being of the transfer secretaries or of the United Kingdom registrars and transfer agents;

      (l) "writing" means any writing however produced or communicated, including a telex or telegram, and appearing in any one or more forms of any kind, including manuscript, typescript, print, lithograph and photography;

      (m) "year" means the Company's financial year and "month" meens a calendar month;

      (n) "shares" and "debentures" mean respectively the shares and debentures from time to time of the Company;

      (o) the headings appearing herein are inserted for reference purposes only and shall not affect the interpretation of these Articles.

ALLOTMENT AND ISSUE OF CAPITAL

2. Shares may, subject to the provisions of articles 4 to 19 inclusive, be allotted and issued by the Company to such persons, at such times, an such terms and conditions and with such preferred, deferred or other rights and with such restrictions in regard to dividend, voting, return of share capital or otherwise as the Company in general meeting may determine.

3. The Company in general meeting may delegate to the directors, to such extent and on such conditions as the Company may, in its sole discretion, see fit, the power conferred on the Company in terms of article 2 to prescribe to whom, at what time or times and on what terms and conditions any unissued shares, or certain specified unissued shares, may be allotted and issued. Such delegated power shall be subject to the restrictions contained in Sections 221 and 222 of the Act.

4. The Company may, before the issue of any new shares, determine that the same or any of them shall be offered in the first instance and either at par or at a premium or at a stated value in respect of shares having no par value, to all the members in proportion to the amount of the capital held by them, or make any other provision as to the allotment and issue of the new shares.

5. Except insofar as is otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to transfer and transmission and otherwise.

6. Nothing contained in these Articles shall preclude the directors from allowing the allotment of any shares to be renounced in favour of some other person.

7. Shares may be issued at par or at a premium or, subject to Section 81 of the Act, at a discount, or may be issued at a stated value in respect of shares having no par value.

8.    No partly paid-up shares shall be allotted or issued except in terms of
      Section 92 of the Act.

9. Where the Company issues shares at a premium, whether for cash, or otherwise, a sum equal to the aggregate amount of value of the premiums on those shares shall be transferred to an account to be called the Share Premium Account.

10. Subject to any restrictions contained in Section 80 of the Act, the Company may at any time pay a commission to any person in consideration for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure any subscription (whether absolutely or conditionally) for any shares in the Company. Such commission shall not exceed 10% (ten per centum) of the issue price of such shares and may be paid or agreed to be paid out of capital or out of profit, whether current or carried forward or standing to reserve, or out of both capital and profit. Any such commission may be satisfied in whole or in part in fully paid-up shares in the Company, provided that no such commission, or any portion thereof, shall be paid in shares without the prior approval of the Company in general meeting.

11. Where shares are issued for the purpose of raising money to defray expenses incurred in the construction or provision of any works, buildings or plant, then, if such works, buildings or plant, as the case may be, cannot be made profitable for a lengthy period, interest may (subject to any restrictions contained in Section 79 of the Act), be paid at a rate to be determined by the Company, or by the directors. Such interest shall not exceed any maximum rate permitted in terms of Section 79 of the Act.

12. No shares shall be issued which are, or which at the option of any party are, liable to be redeemed, other than preference shares.

13. Where the Company issues, for cash, shares having no par value, the entire proceeds of the issue of the shares shall be transferred to the Stated Capital Account.

14. If shares having no par value are issued by the Company for a consideration other than cash, a sum equal to the value of the consideration as determined by the directors shall be transferred to the Stated Capital Account.

15. The Share Premium Account and the Stated Capital Account may be applied by the Company in writing off:

      (a)   the preliminary expenses of the Company;

      (b) the expenses of, or the commission paid on, the creation or issue of any shares created or issued for cash or for a consideration other than cash.

16. No new capital may be issued in the form of stock but paid-up shares may be converted into stock in terms of article 19(j).

17. The rights, privileges and advantages enjoyed by any number of shares converted to stock shall accrue to the stock arising from such conversion and shall be enjoyed by the several stockholders in proportion to the quantities of stock respectively held by them. Notwithstanding the foregoing, at any meeting of the members of the Company and at any meeting of any class of members of the Company:

      (a) on a show of hands, no stockholder shall be entitled to vote unless the stock held by him is proportionally equivalent to at least one of the shares from which such stock arises; and

      (b) on a poll, each stockholder shall have the same number of votes as if such stock consisted of as many units of equivalent number and value as the number and par value of the shares so converted.

      Save as aforesaid and subject to article 18, all the provisions contained in these Articles shall, as far as circumstances permit, apply to stock as well as to shares.

18. The several holders of any stock may transfer their respective interests therein, or any part of such interests, in such manner as the Company in general meeting shall direct, but in default of such directive then in the same manner and subject to the same regulations as and subject to which any paid-up shares may be transferred, or as near thereto as circumstances will permit. The directors may from time to time, if they think fit, fix the minimum amount of stock transferable.

ALTERATION OF CAPITAL

19.   The Company may by special resolution:

      (a) increase its authorised share capital by such sum divided into shares of such amount or by such number of shares of no par value as the resolution shall prescribe;

(b) increase its paid-up share capital constituted by shares of no par value by transferring reserves or profits to the Stated Capital Account, with or without an issue of shares, but no such shares shall be issued except to the extent authorised by the Memorandum;

(c) consolidate and divide all or any part of its shares having a par value into shares of a larger amount than its existing shares having a par value;

(d) increase the number of its no par value shares without an increase of its stated capital;

(e) sub-divide all or any part of its shares having a par value into shares of smaller amount than its existing shares having a par value;

(f) convert all of its ordinary or preference share capital consisting of shares having a par value into stated capital constituted by shares of no par value; provided that there shall be transferred to the Stated Capital
      Account:

      (i) the whole of such ordinary or preference share capital, as the case may be; and

      (ii) the whole of the share premium account or that part thereof attributable to the shares so converted;

(g) convert its stated capital constituted by ordinary or preference shares of no par value into share capital consisting of shares having a par value; provided that there shall be transferred to the Share Capital Account or Accounts of the Company the whole of the Stated Capital Account or that part thereof attributable to the shares so converted; fractions, fractional surpluses or amounts arising in respect of the nominal share capital or the Stated Share Capital may be rounded off but material reductions shall be placed to a non-distributable reserve;

(h)   vary the rights attached to any shares whether issued or not yet issued;

      (i) convert any of its issued or unissued shares into shares of another class;

      (j) convert any of its paid-up shares into stock, and reconvert any stock into any number of paid-up shares of any denomination; or

      (k) convert any of its issued shares into preference shares which can be redeemed, subject to the provisions of Section 99 of the Act

20. If at any time the issued share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of that class, may not be varied except with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class, and the provisions of Section 199 of the Act and the provisions of these articles shall mutatis mutandis apply to the said resolution and meeting as if the resolution were a special resolution and the meeting were a general meeting of the Company. Notwithstanding the foregoing, the quorum of such a meeting shall be at least 3 (three) members, or 75% (seventy five per centum) of the members of that class, whichever is the lesser, present in person or by their representatives, agents or proxies, holding at least one half of the issued shares of that class. A share shall be a share of a different class from another share if the two shares do not rank pari passu in every respect.

REDUCTION OF CAPITAL

21. The Company may from time to time, by special resolution, reduce the share capital authorised by its Memorandum.

21A. Subject to the Act and subject to such authorities, consents and requirements as may from time to time be stipulated by law and the Listings Requirements of the Johannesburg Stock Exchange and any other stock exchange upon which the shares of the Company may be quoted or listed, the Company may from time to time reduce its issued share capital, share premium account, stated capital and/or capital redemption reserve fund by the passing of an ordinary resolution.

22.   In particular and without prejudice to the generality of the powers in article 21 and 22, the Company may:-

      (a) by special resolution, cancel shares, which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of the authorised share capital by the amount of the shares so cancelled;

      (b) by ordinary resolution, with or without extinguishing or reducing the liability on any of its shares:

            (i) cancel any issued share capital which is lost, or unrepresented by available assets; or

            (ii) pay off any issued share capital which is in excess of the requirements of the Company; or

      (c) by special resolution redeem any redeemable preference shares of the Company.

ACQUISITION OF SHARES BY THE COMPANY

22A Notwithstanding anything to the contrary contained in these articles and subject to the Act and the requirements from time to time of the Johannesburg Stock Exchange and any other stock exchange upon which the shares of the Company may be quoted or listed, the Company may from time to time by special resolution approve the acquisition of shares issued by it or issued by its holding company.

DISTRIBUTIONS

22B Subject to Section 90 of the Act and to the provisions of article 21A, the Company is hereby authorised to make payments in cash or in specie to its shareholders.

MEMBERSHIP

TITLE TO SHARES

23. The registered holder or holders of any shares shall, during his or their respective lifetimes and while not subject to any legal incapacity, be the only person or persons recognized by the Company as having any right to or in respect of such shares and, in particular, the Company shall not be bound to recognise:

      (a) that the registered holder or holders hold such shares upon trust for, or as the nominees of, any other person; or

      (b) that any person, other than the registered holder or holders, holds any contingent, future or partial interest in such shares or any interest in any fractional part of any of such shares.

24. Where any share is registered in the names of two or more persons they shall be deemed to be joint holders. Accordingly where any member dies, the survivor or survivors, where the deceased was a joint holder, and the executor of the deceased, where the deceased was the sole holder, shall be the only persons recognised by the Company as having any right to the interest of the deceased in any shares of the Company.

25. The Company may enter in the register as a member, nomine officii, of the Company, the name of any person who submits proof of his appointment as the executor, administrator, trustee, curator or guardian in respect of the estate of a deceased member of the Company or of a member whose estate has been sequestrated or of a member who is otherwise under disability or as the liquidator of any body corporate in the course of being wound up which is a member of the Company, and any person whose name has been so entered in the register shall be deemed to be a member of the Company.

26.   A person producing evidence of his entitlement to any shares in terms of article 25 shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares, except that he shall not, before being registered as a member in respect of such shares, be entitled to vote in respect of such shares at any general meeting, or at any meeting of the holders of that class of shares to which such shares belong, except in terms of the provisions of article 65 (b) and (c).

SHARE CERTIFICATES

27. Every person whose name is entered in the register of members as the holder of shares of any class and every person who transfers a part of his holding of shares of any class shall be entitled to receive free of charge within 21 (twenty-one) days after allotment or lodgment for transfer 1
      (one) certificate for all, or for the balance of, his shares of that class, as the case may be. The Company may at its discretion adopt the certification procedure provided for in Section 136 of the Act. A certificate for any shares registered in the names of two or more persons shall be delivered to the person first named in the register as a holder thereof, and such delivery shall satisfy the entitlement of all joint holders of such shares to share certificates in pursuance of this article. If a share certificate is defaced, lost or destroyed, it may be renewed free of charge and on such terms, if any, as to evidence and indemnity as the directors may think fit.

28. Certificates of title to shares, options on shares, or other documents of title shall be issued under the authority of the directors, or under the authority of any local committee duly authorised by resolution of the directors, in such manner and form as the directors shall, subject to articles 29, 30 and 31, from time to time prescribe.

29. Every certificate of title to shares or options on shares shall specify the number and type of shares in respect of which they are issued.

30. If any shares are numbered, all such shares shall be numbered in numerical progression beginning with the number one and each share certificate shall specify the numbers of the shares in respect of which it is issued. If any shares do not have distinguishing numbers, each certificate in respect of such shares shall be numbered in numerical progression and shall be distinguished by its appropriate number.

31. Every certificate of title to shares or to options on shares shall bear the signature of 2 (two) directors and of the secretary or transfer secretary or of 2 (two) members of a local committee and of the local secretary or transfer secretary or alternatively shall be under the seal of the Company and shall bear the signature of one director and of the secretary or transfer secretary or of one member of a local committee and of the local secretary or transfer secretary. All such signatures shall be autographic unless the directors by resolution shall determine that the said signatures generally or in any particular case or cases shall be affixed by some method of mechanical signature which is controlled by the internal or external auditors or transfer auditors or bankers of the Company or such other person as may be acceptable to any stock exchange upon which the Company's shares may from time to time be listed or quoted.

SHARE WARRANTS

32. The directors or, if so authorised, any local committee appointed by them, may issue warrants relating to fully paid-up shares, stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares represented by such warrants. The directors may from time to time determine the terms and conditions upon which share warrants shall be issued.

33.   (a)   The bearer of a share warrant may at any time deposit the
            warrant at the transfer office of the Company, and while the warrant remains deposited the depositor shall have the same right to sign a requisition to call a meeting of the Company, and to attend, vote and exercise the other privileges of a member at any meeting as if his name were inserted in the register of members as the holder of the shares included in the deposited warrant, provided that such share warrant shall be deposited at the transfer office not later than 48 (forty-eight) hours (Saturdays, Sundays and public holidays excluded) before the meeting. Not more than one person shall be recognised as depositor of the share warrant. The Company shall, on written request, return the deposited share warrant to the depositor.

      (b) Except in terms of paragraph (a), no bearer of a share warrant shall sign a requisition to call a meeting of the Company, or shall attend, vote or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company; but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the warrant.

      (c) The bearer of a share warrant shall be entitled, on surrendering it for cancellation, to have his name entered as a member in the register of members.

34.   The directors may from time to time determine:

      (a) the conditions upon which any new share warrants or coupons may be issued in place of warrants worn out, defaced or destroyed; provided however, that no new share warrant shall be issued in place of one alleged to be lost unless the Company is satisfied beyond reasonable doubt that the original has been destroyed; and

      (b) the conditions upon which any share warrant may be surrendered for cancellation with a view to entering the name of the holder in the register of members and issuing in place of such share warrant a share certificate or certificates in respect of the shares in question.

      The holder of a share warrant shall be bound by any determination by the directors in terms of this article 34 for the time being in force whether made before or after the issue of such warrant.

35. A share warrant shall be transferred by delivery of the warrant and not by instrument of transfer, and the provisions of articles 36 to 39 inclusive shall not apply to share warrants.

INSTRUMENTS OF TRANSFER

36. Any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the directors may approve.

37. Every such instrument shall be executed by the transferor, or if the directors determine, by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

38. Every power of attorney given by a member authorising the transfer of shares, shall, when lodged, produced or exhibited to the Company or any of its officers, be deemed as between the Company and the grantor of the power to continue and remain in full force and effect, and the Company may allow that power to be acted upon until such time as express notice in writing of its revocation has been lodged at the transfer office. Notwithstanding receipt of such notice of revocation the Company shall be entitled to give effect to any instrument of transfer which is certified by an official of the Company to have been received by the Company prior to the receipt of such revocation provided that such instrument would, but for such revocation, have been validly and regularly executed. The Company shall not be bound to allow the exercise of any act or matter by an agent for a member unless a duly certified copy of that agent's authority be produced and lodged with the Company.

39. Every instrument of transfer shall be left at the transfer office accompanied by a certificate of the shares to be transferred unless such instrument of transfer has been certified in terms of Section 136 of the Act. The directors may dispense with the production of the certificate on good cause being shown. The directors may decline to recognise any instrument of transfer unless:

      (a) the instrument of transfer is accompanied by the share certificate to which it relates, (or is certified in terms of Section 136 of the Act), and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

      (b)   the share transfer duty thereon has been paid.

      All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the directors may decline to register shall, except in the case of fraud, be returned, on demand, to the person depositing the same.

39A No fee shall be charged for the registration of a transfer of a share or of any other document relating to or affecting the title to any share.

GENERAL MEETINGS

CONSTITUTION

40. The Directors may at any time convene general meetings of the Company. The directors shall convene a general meeting upon the requisition of members in terms of Section 181 of the Act. The members empowered by Section 180 of the Act may convene a general meeting in terms of that section.

41.   (a)   The Company shall hold its first annual general meeting within
            18 (eighteen) months after the date of its incorporation and thereafter it shall hold an annual general meeting in respect of each financial year; provided that not more than 15 (fifteen) months shall elapse between the date of one annual general meeting and that of the next, and that an annual general meeting shall be held within 6 (six) months after the expiration of each financial year of the Company. Other general meetings of the Company may be held at any time.

      (b) Notwithstanding the provisions of article 41 (a), if the Company is not a listed company, the Company shall not be required to hold an annual general meeting if all the members entitled to attend and vote at an annual general meeting sign a resolution in accordance with the provisions of Section 179 of the Act before the expiration of the time limits referred to in article 41 (a).

42. An annual general meeting or any other general meeting shall be held at such time and place as the directors shall appoint unless the meeting is convened under

      Sections 179,181,182 or 183 of the Act, in which case such meeting shall be held at such time and place, and subject to such conditions, as may be determined in pursuance of such sections.

43. An annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than 21 (twenty-one) clear days' notice in writing and any other general meeting shall be called by not less than 14 (fourteen) clear days' notice in writing, so that the notice period shall not include the day on which it is served, or deemed to be served, or the date on which the meeting is to be held. A meeting may be called by shorter notice and shall be deemed to have been duly called if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority holding not less than 95% (ninety-five per centum) of the total voting rights of all members.

44. Notwithstanding the provisions of article 43 no resolution requiring special notice shall be effective unless notice of the intention to move such resolution has been given to the Company not less than 28 (twenty-eight) days before the meeting at which it is to be moved, and unless notice of the resolution is given by the Company to the members in accordance with the provisions of Section 186 of the Act. Notwithstanding the foregoing, if notice of an intention to move a special resolution is given to the Company before the Company issues notice to its members calling a general meeting, then such notice of intention to move such resolution shall be deemed to be validly given even if the meeting is called for a day 28 (twenty-eight) days or less after such notice of intention to move such resolution is given to the Company.

45. Any notice calling a general masting which is given fay the Company to its members shall specify the place, the day and the time of the meeting and shall be given in the manner hereinafter specified or in such other manner, if any, as may be determined" by the directors or by the Company in general meeting. Such notice shall comply with the provisions of
      Section 189 of the Act. If the Company maintains a branch register, then notice of the meeting may, in the case of members whose names are entered on the branch register, be given from the transfer office where such branch register is kept.

46. if the Company is a listed company notice of all general meetings shall be given to the Manager (Listings) of The Johannesburg Stock Exchange at the same time as such notice is given to members.

47. The Company shall, on the requisition in writing of such number of members as is specified in the Act, and unless the Company otherwise resolves, at the expense of the requisitioners, give to members entitled to receive notice of any annual general meeting, notice of any resolution which is to be moved at that meeting and circulate to such members any statement prepared by the requisitionists relating to the matter referred to in the proposed resolution or to the business to be dealt with at that meeting, provided that such notice does not exceed one thousand words.

QUORUM

48. Subject to the provisions of article 51 no business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Three (3) members present personally or by representative and entitled to vote shall be a quorum, provided that:

      (a) if the Company is a subsidiary (but not a wholly owned subsidiary) of a listed company then the quorum shall be the representative of its holding company together with 2 (two) other members present personally or by representative;

      (b) if the Company is a wholly-owned subsidiary of any company then the quorum shall be the representative of its holding company.

      A company or other body corporate present at a meeting by its duly appointed representative shall be deemed to be personally present at the meeting and such representative shall enjoy all the powers conferred upon a representative under the provisions of Section 188 of the Act.

CHAIRMAN

49. The chairman, if any, or in his absence the deputy chairman, if any, of the Board of directors shall preside as chairman of every general meeting of the Company.

50. If there is no such chairman, or if at any meeting he is not present within 15 (fifteen) minutes after the time appointed for holding the meeting, or if he is unwilling to act as chairman, the members present in person or by representative or agent or proxy shall choose another director as chairman, and if no such director be present, or if all the directors present decline to take the chair, then the members present in person or by representative, agent or proxy shall choose one of their number to be chairman.

ADJOURNMENT

51. If within one half hour after the time appointed for any meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved, and in any other case it shall stand adjourned to a date to be determined by the directors (which date shall not be earlier than 7 (seven) days and not later than 21 (twenty-one) days after the date of the meeting) at the same time and place (or if such place be not available at such other place as the directors may appoint). If at such adjourned meeting a quorum is not present within one half hour after the time appointed for the meeting, the members present in person or by representative, agent or proxy shall be a quorum, unless the Company is a subsidiary of a listed company, in which case the meeting shall be dissolved.

52. The chairman may, with the approval of any meeting at which a quorum is present (at the time of approval) and shall if so directed by the meeting, at any time and from time to time adjourn the meeting to a date, time and place specified by the meeting, or in default of such specification to be determined by the directors.

53. Where a meeting stands adjourned in pursuance of articles 51 or 52 the directors shall, upon a date not later than 3 (three) days after the adjournment publish in a newspaper circulating in the province where the office of the Company is situated a notice stating:

     (a)  the date, time and place to which the meeting has been adjourned;

     (b)  the matter before the meeting when it was adjourned;

     (c)  the ground for the adjournment; and

     (d)  the business to be considered at the adjourned meeting.

54. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting which was adjourned.

BUSINESS

55. The annual general meeting shall deal with and dispose of all matters prescribed by the Act and by these Articles. These shall include enter alia: the consideration of the annual financial statements and report of the auditors; the election of directors; the appointment of auditors; and any business arising from the annual financial statements which are laid before the meeting, and subject to the provisions of the Act any matters capable of being dealt with by any general meeting of the Company.

56. All business to be laid before a general meeting other than an annual general meeting shall be specified in the notice convening such meeting.

57. Notwithstanding the provisions of articles 55 and 56 no business shall be transacted at any meeting of the Company unless notice of the meeting is given, where applicable, in terms of articles 43 and 44.

RESOLUTIONS

58. At any general meeting a resolution put to the vote of the members shall, except in the case of a special resolution, be decided by a majority of votes.

59. In the case of an equality of votes, the chairman of the meeting shall, either on a show of hands or on a poll, be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member.

60. Every resolution shall, unless a poll is demanded in terms of article 61, be decided on a show of hands. A declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or rejected, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of this fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61.  A poll may be demanded on any question, save the election of the chairman, by:

     (a)  the chairman; or

     (b) not less than 5 (five) members having the right to vote at the meeting; or

     (c) a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) a member or members entitled to vote at the meeting and holding in aggregate not less than one-tenth of the issued share capital of the Company;

          and such demand may be made either before or immediately after the result of a show of hands is declared.

62. The demand for a poll may be withdrawn by the persons making it at any time prior to the commencement of the ballot.

63. If a poll is duly demanded it shall be taken in such manner as the chairman shall decide and either at once, or, if the chairman shall think fit, after an interval or adjournment or otherwise, provided that a poll on the question of an adjournment shall be taken at the meeting, without adjournment. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question upon which the poll is demanded.

64. Notwithstanding any postponement of the taking of the poll the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded, and shall be subject to Section 203(2) of the Act.

ENTITLEMENT TO VOTE

65. Subject to any special provisions governing preference shares, and to the provisions of the Act, every member or the representative, proxy or agent of such member, as the case may be, shall on a show of hands have one vote and upon a poll shall have one vote for every share held by such member, provided that:

     (a) no person shall be entitled to exercise more than one vote on a show of hands;

     (b) the vote of a minor, or of a woman married subject to the marital power, or of a member for whom a curator bonis has been appointed, shall not be accepted and the vote of the guardian or husband or curator bonis of such member, as the case may be, shall, for the purposes of this Article, be deemed to be the vote of such member provided that 48 (forty-eight) hours (excluding Saturdays, Sundays and public holidays) at least before the meeting at which such guardian, husband or curator bonis proposes to vote he shall satisfy the directors that he is such guardian, husband or curator bonis or that the directors have previously admitted his right to vote in respect of the share or shares in question;

     (c) the vote of any person having title to a share on the death or insolvency of any member shall be deemed to be the vote of such member provided that 48(forty-eight) hours (excluding Saturdays, Sundays and public holidays) at least before the time of holding the meeting at which such person proposes to vote he shall satisfy the directors that he is so entitled or that the directors have previously admitted his right to vote in respect of the share or shares in question;

     (d) where a share is held jointly by 2 (two) or more members any one of such persons may vote in person or by representative, proxy or agent as if such person were solely entitled to such share, but if more than one of the joint holders be present in person or by representative, proxy or agent, that one of the said persons whose name stands first in the register in respect of such share or the representative, proxy or agent of such person, as the case may be, shall alone be entitled to vote in respect of such share; and where there are several executors or administrators of a deceased member who are entitled to vote in terms of paragraph (c) of this Article, then such executors and administrators shall for the purpose of this Article be deemed to be joint holders of the share of the deceased.

66. On a poll a member entitled to more than one vote, or the representative, proxy or agent of such member, as the case may be, need not, if he votes, use all the votes of such member or cast all the votes which he uses in the same way.

REPRESENTATION, PROXIES AND POWERS OF ATTORNEY

67. Any company which is a member may by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any general meeting of the Company or adjournment thereof, and the person so authorised shall be entitled to exercise the same powers on behalf of the company which he represents as that company could exercise if it were an individual member. A company so represented at any meeting of the Company or adjournment thereof shall be deemed to be a member personally present at such meeting or adjournment. The directors may but shall not be obliged to require proof to their satisfaction of the authority of any person signing on behalf of such company.

68. The holder of a general or special power of attorney given by a member, whether the holder is a member or not, shall be entitled to attend meetings of the Company or of any class of members of the Company and to vote at such meetings if so authorised by such power of attorney.

69. Any member may appoint a proxy, who need not be a member, to attend, speak and,subject to the provisions of Section 197 of the Act, to vote in his place on a show of hands and on a poll at any general meeting or at any meeting of any class of members. The instrument appointing a proxy to vote at a meeting of the Company shall be deemed also to confer authority to demand or join in demanding a poll, and, for the purposes of Section 198 of the Act, a demand by a person as proxy for a member shall be the same as a demand by the member.

70. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his agent, or if the appointer is a body corporate, under the hand of an officer or agent authorised by the body corporate. The proxy need not be a member of the company.

71. The instrument appointing a proxy shall be in the following form or as near thereto as circumstances permit or in such other form as the directors may approve:

           "I, ______________________________________________________________ of
           _____________________________________________________________ being a member of the_______________________________________________ Limited,
           hereby appoint_______________________________________________________
           of________________________________________________________ or failing him______________________________________________________________, of
           _______________________________________________________or failing him the Chairman of the meeting, as my proxy to attend and speak and vote on a show of hands or on a poll for me and on my behalf at the annual general meeting or general meeting (as the case may be) of the Company to be held on the ____ day _______ of and at any adjournment thereof, as follows:

                In favour of          Against           Abstain
Resolution     ______________      ____________      _____________

Resolution     ______________      ____________      _____________

Resolution     ______________      ____________      _____________

           (Indicate instruction to proxy by way of a cross in space provided above).

           (A member entitled to attend and vote at a meeting shall be entitled to appoint a proxy to attend, speak and vote in his stead. A proxy need not be a member of the Company).

           Unless otherwise instructed, my proxy may vote as he thinks fit.

           SIGNED this ____________ day of ____________19____

                                                 _______________________________
                                                             Signature

72. The directors may at the expense of the Company send by post or otherwise to the members forms of proxy in terms of article 71, with or without stamped envelopes to facilitate the return of such forms, for use at any general meeting or any meeting of any class of members of the Company. If for the purpose of any meeting forms of proxy are issued at the expense of the Company, such forms shall be issued to all, and not to some only, of the members entitled to receive notice of, and to vote at, such meeting.

73. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, and any power of attorney entitling an agent to vote on behalf of a member in pursuance of article 68 or, in lieu of any such power or authority, a notarially certified copy, shall be deposited at the transfer office of the

     Company not later than forty-eight hours (excluding Saturdays, Sundays and public holidays) before the meeting at which the person empowered proposes to vote, and no effect shall be given to any instrument of proxy or power of attorney unless such instrument or power is deposited in the manner required by this Article.

74. No instrument appointing a proxy shall be valid after the end of a period of 6 (six)months commencing on the date on which it is signed unless otherwise expressly stated in the proxy, and no proxy form shall be used at an adjourned meeting which could not have been used at the original meeting. If a proxy form is received duly signed but with no indication as to how the person named therein should vote on any issue, the proxy may vote or abstain from voting as he sees fit.

75. A vote given in terms of an instrument of proxy shall be valid in relation to any meeting of the Company or any meeting of any class of members of the Company notwithstanding the previous death of the person granting it, or the revocation of the proxy, or the transfer of the shares in respect of which the vote is given, unless an intimation in writing of such death, revocation or transfer is received at the transfer office of the Company 48 (forty-eight) hours (excluding Saturdays, Sundays and public holidays) before the commencement of the meeting.

DIRECTORS

NUMBER

76. Unless otherwise determined by the Company in general meeting the number of directors shall, in the case of a listed company, be not less than 4
     (four) nor more than 20 (twenty). In the case of a Company which is not listed the number of directors shall not be less than 2 (two) nor more than 20 (twenty).

APPOINTMENT

77. The first directors of the Company shall be those persons appointed in writing by the subscribers to the Memorandum; provided that if no such appointment has been made, the first directors of the Company shall be the subscribers to the Memorandum. In the case of an existing company adopting these Articles, the directors in office at the date of such adoption shall continue in office subject to the provisions of these Articles.

78.  The Company in general meeting may from time to time appoint directors.

79. The directors shall have power at any time to appoint any eligible person as a director, either to fill a casual vacancy, or as an addition to the Board, but the total number of the directors shall not at any time exceed the maximum number fixed. Any director so appointed shall hold office only until the next following annual general meeting of the Company and then shall be eligible for election.

QUALIFICATION

80. Directors shall not be required to hold any shares in the Company to qualify them for appointment as directors.

MANAGEMENT OF THE COMPANY

81. The business of the Company shall be managed by the directors who may pay all expenses incurred in promoting and incorporating the Company, and may exercise all such powers of the Company as are not by the Act, or by these Articles, required to be exercised by the Company in general meeting. The directors shall exercise the said powers in accordance with these Articles and in accordance with such regulations, not inconsistent with these Articles, as may be prescribed by the company in general meeting. This article shall be construed liberally and the powers herein conferred shall not be limited by reference to any power specifically conferred upon the directors in terms of any of these Articles.

POWERS

82. The directors shall have power to enter into a provisional contract for the sale or alienation of the whole or the major part of the property and assets of the Company and the rights belonging thereto or connected therewith, provided that such provisional contract shall only become binding on the Company if such contract is ratified and confirmed by a resolution passed by the Company in general meeting in accordance with
     Section 228 of the Act.

83. The directors may take all steps which may be necessary or expedient in order to enable the shares, stock, debentures and other securities of the Company to be introduced and dealt with and quoted upon any stock exchange in any country and may accept responsibility for and pay and discharge all taxes, duties, fees, expenses or other sums which may be payable in relation to any of the matters aforesaid.

84. The directors may exercise the voting power conferred by any shares in any other company held or owned by the Company in such manner as they think fit, and in particular may exercise such voting power in favour of any resolution appointing them or any of them as directors or officers of such company or any resolution providing for the payment of remuneration to such directors or officers.

REMUNERATION

85. The directors shall be entitled to such remuneration as may be determined from time to time by the Company in general meeting or by a quorum of disinterested directors. In addition, the directors shall be entitled to all reasonable expenses in travelling to and from meetings of the directors.

86. If any director be called upon to perform extra services or to make any special exertions in going or residing abroad, or otherwise, for any of the purposes of the Company, the Company in general meeting or a quorum of disinterested directors may determine the remuneration to be paid to any such director for such extra services or special exertions. Such remuneration may be so determined either by way of a salary or a fixed sum or a percentage of profits or otherwise and such remuneration may be either in addition to, or in substitution for any other remuneration determined under article 85. The Company may also refund to such director all reasonable expenses incurred by him while acting in the course of the business of the Company.

DISCLOSURE OF INTERESTS

87. Every director shall comply with the provisions of Sections 234 to 240, inclusive, of the Act.

88. (a) Save as is set out in sub-paragraph (d), a director shall not vote in respect of any contract or arrangement in which he is interested (and if he shall do so his vote shall not be counted) nor shall he be counted for the purpose of any resolution regarding the same, in the quorum present at the meeting, but this shall not apply to any of the following matters:

          (i) Any arrangement for giving to him any security or indemnity in respect of money lent by him or obligation undertaken by him for the benefit of the Company.

          (ii) Any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security.

          (iii) Any contract by him to subscribe for or underwrite shares or debentures of the Company.

          (iv) Any contract or arrangement with any other company in which he is interested in shares representing no more than one per cent of either any class of the equity share capital, or the voting rights of that company.

          (v) Any such scheme or fund as is referred to in Article 146, which relates both to directors and to employees or a class of employees and does not accord to any director as such any privilege or advantage not generally accorded to the employees to which such scheme or fund relates.

          (vi) Any contracts, transactions or dealings of any nature whatsoever between the Company and any other company -

               (a) which is its subsidiary, where the director's interest in the contract, transaction or dealing is only by virtue of the other company being a subsidiary of the Company; or

               (b) in which it is a shareholder or is otherwise interested, where the director's interest in the contract, transaction or dealing is only by virtue of the Company being a shareholder of or otherwise interested in the other company; or

               (c) which is its holding company, where the director's interest in the contract, transaction or dealing is only by virtue of the other company being the Company's holding company; or

               (d) which is a subsidiary of its holding company, where the director's interest in the contract, transaction or dealing is only by virtue of the other company being a subsidiary of the Company's holding company; or

               (e) in which its holding company is a shareholder or is otherwise interested, where the director's interest in the contract, transaction or dealing is only by virtue of the Company's holding company being a shareholder or otherwise interested in the other company.

     (b) The provisions of this Article may by the Company in general meeting at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction and any particular contract, arrangement or transaction carried out in contravention of this Article may be ratified by the Company in general meeting. Notwithstanding the provisions of article 58, any decision by the Company in general meeting in terms of this article 88(b) shall be decided by a 75% (seventy five percent) majority of votes.

     (c) A director, notwithstanding his interest may be counted in the quorum present at any meeting whereat he or any other director is appointed to hold any office or place of profit under the Company or whereat the directors resolve to exercise any of the rights of the Company (whether by the exercise of voting rights or otherwise) to appoint or concur in the appointment of a director to hold any office or place of profit under any other company or whereat the terms of any such appointment as hereinbefore mentioned are considered or varied, and he may vote on any such matter other than in respect of his own appointment or the arrangement or variation of the terms thereof.

89. Nothing contained in article 88 shall be taken or construed to prevent or debar any director as a member of the Company from taking part in or voting upon any question submitted to a general meeting, whether that director be personally interested or concerned in that question or not.

ROTATION

90. If the Company is a listed company all the directors shall retire at the first annual general meeting of the Company and thereafter at each annual general meeting one-third of the directors, or, if the number is not a multiple of three, then the number nearest to, but not exceeding, one-third shall retire from office. Subject to the provisions of article 111 the directors retiring in terms of the preceding sentence shall be the directors who have been longest in office since their last election or re-election. As between directors of equal seniority, the directors to retire shall, in the absence of agreement, be selected by lot. Notwithstanding anything herein contained, if at the date of any annual general meeting any director shall have held office for a period of at least 3 (three) years since his last election or re-election, he

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                                       31

     shall retire at such meeting, either as one of the directors to retire in pursuance of the foregoing or in addition thereto. A retiring director shall act as a director throughout the meeting at which he retires.

91. Retiring directors shall be eligible for re-election, but no person not being a retiring director shall be eligible for election to the office of director at any general meeting unless he, or some member intending to propose him, has not less than 7 (seven) days and not more than 42 (forty-two) days before the meeting left at the office of the Company a notice in writing duly signed signifying his candidature for the office, or the intention of such member to propose him and of his willingness to serve as a director.

92. If the Company is not a listed company the above provisions relating to rotation of directors shall not apply.

VACATION OF OFFICE

93. The office of director shall, notwithstanding the provisions of any agreement between the Company and the director, be vacated, ipso facto, if the director:

     (a) ceases to be a director or becomes prohibited from becoming a director by virtue of any provision of the Act; or

     (b) ceases to be a director by virtue of rotation in terms of article 90, unless re-appointed; or

     (c)  resigns his office by notice in writing to the Company; or

     (d) is removed by ordinary resolution of the Company of which special notice has been given, provided that the other formalities prescribed by Section 220 of the Act are complied with; or

     (e)  is removed by resolution in writing signed by all his co-directors; or

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                                       32

     (f) is absent for more than 6 (six) months, without permission of the directors from meetings of directors held during that period, is not represented at any of the said meetings by an alternate director and is removed by resolution in writing signed by a majority of his co-directors; or

     (g)  becomes insane; or

     (h) becomes insolvent or compounds with his creditors or is sequestrated, whether provisionally or finally.

94. Nothing contained in article 93 shall prejudice any claim for damages arising from a breach of any agreement of service entered into between the Company and a director.

ALTERNATE DIRECTORS

95. Each director shall have the power to nominate any person, whether a member of the Company or not, to act as alternate director in his place during his absence or inability to act as such director, provided that the appointment of such alternate director shall be approved by the board.

96. An alternate director, while acting in the place of the director who appointed him, shall exercise and discharge all the powers, duties and functions of the director he represents.

97. Unless the Company so resolves in general meeting, an alternate director shall not be entitled to any remuneration or to receive reimbursement of any expenses which he has incurred while acting in the course of the business of the Company but must look to the director appointing him for such remuneration or reimbursement.

98.  An alternate director shall cease to hold office:

     (a)  when the director who appointed him ceases to be a director; or

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                                       33

     (b) when the director who appointed him gives notice to the Company that the alternate director representing him has ceased to do so; or

     (c)  when the alternate director resigns his office; or

     (d) when the alternate director is removed by a resolution signed by all the directors, other than the director who appointed him; or

     (e) when the alternate director would, if he were a full director, cease to hold office as director.

DIRECTORS' MEETINGS

CONSTITUTION

99. The directors may meet at such intervals as they may determine from time to time.

100. Where any director wishes to call a meeting of directors at any time other than established in terms of article 99 he shall instruct the secretary to that effect and the secretary shall give notice of the meeting.

101. Every meeting of directors shall, except in a case of urgency, be called on not less than 7 (seven) days' written notice. Every such notice shall state the date, place and time of the meeting.

102. In the case of in any matter requiring urgent attention a meeting of directors may be called on less than 7 (seven) days' notice and such notice may be given in writing or verbally or by telephone, telex or cable, as is practicable in the circumstances.

103. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be not less than 2
     (two).

104. The continuing directors may act notwithstanding any vacancy in their body, but if their number is reduced below the number fixed in terms of these Articles as the

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                                       34

     minimum number of directors, the continuing directors may act for the purpose of increasing the number of directors to that number or for the purpose of convening a general meeting of the Company, but for no other purpose.

105. The directors may elect a chairman and deputy chairman of the board of directors and determine the period for which they are to hold office, provided that if the Company is a listed company the period of such appointment shall not exceed 1 (one) year. If no such chairman or deputy chairman is elected, or if at any meeting of directors the chairman and failing such chairman, the deputy chairman, is not present within 10 (ten) minutes after the time appointed for holding the meeting, the directors present may elect one of their number to be chairman of the meeting.

106. The directors may regulate and adjourn their meetings as they think fit.

RESOLUTIONS

107. Resolutions shall he determined by a majority of votes of the directors present at a meeting of directors and in the event of an equality of votes the chairman shall only have a second or casting vote if more than 3 (three) directors are present at the meeting.

108. Subject to the provisions of these Articles in regard to the number of directors necessary to form a quorum, a director may authorise any other director to vote for him at any meeting or meetings at which neither he nor any alternate director appointed by him is present. Any director so authorised shall, in addition to his own vote, have a vote for each director by whom he is authorised. Such authority must be granted in writing or given by telex or telegram and any such document, telex or telegram shall be produced at the meeting or at the first of the meetings at which such authority is exercised, and shall be left with the secretary for filing.

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                                       35

CIRCULATED RESOLUTIONS

109. A resolution in writing signed by a quorum of directors who may at the time be present in the town where the office of the Company is situate shall be as valid as if it had been passed at a meeting of the directors duly held and constituted. Where a director is not so present, but has an alternate who is so present, then such resolution must be signed by the alternate. Any such resolution may consist of several documents in like form, each signed by one or more of the signatories to the resolution. A copy of the resolution of the directors passed in terms of this Article shall be sent to all the directors forthwith after the passing thereof and the resolution shall be entered in the directors' Minute Book and be noted at the next succeeding meeting of the directors.

EXECUTIVE DIRECTORS

110. The directors may from time to time appoint one or more of their body to any executive office in the Company, and may from time to time remove or dismiss the person or persons so appointed and appoint another person or persons in his or their place or places. Every such appointment shall be made by a quorum of disinterested directors. No director shall be appointed to any such office for a period in excess of 5 (five) years at any one time.

111. If a director is appointed to any executive office in the Company the contract under which he is appointed may provide that he shall not for a period of 5 (five) years or for the period during which he continues to hold that office, whichever period is the shorter, be subject to retirement by rotation. In such case he shall not be taken into account in determining the retirement of directors by rotation. Notwithstanding the foregoing, where the Company is a listed company the number of directors who may be appointed to an executive office on the condition that they shall not be subject to retirement by rotation shall not equal or exceed one-half of the total number of the directors at the time of such appointment.

112. The remuneration of executive directors appointed in terms of article 110 shall from time to time be fixed by a quorum of disinterested directors or by the Company in general meeting.

113. The directors may from time to time entrust to and confer upon a managing director or other executive director for the time being such of the powers exercisable under these Articles by the directors as they may deem fit, and may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

114. A person appointed to an executive office in terms of article 110 shall be subject to the like provisions relating to vacation of office as the other directors of the Company, and if he ceases to hold the office of director from any cause he shall ipso facto cease to hold such executive office.

COMMITTEES

115. The directors may delegate any of their powers to a committee or committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated conform to any rules issued by the directors from time to time.

116. A committee may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within 10 (ten) minutes after the time appointed for holding the same, the members present may elect 1 (one) of their number to be chairman of such meeting.

117. A committee may meet and adjourn as it may think fit. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the event of an equality of votes the chairman shall have no second or casting vote.

118. Any director who serves on any committee or who devotes special attention to the business of the Company in such capacity may be paid such extra remuneration, in addition to any other remuneration to which he may be entitled as a director, by way of salary or otherwise as a disinterested quorum of directors may determine.

119. Without prejudice to the general powers of the directors the directors may:

     (a) appoint persons resident in a foreign country to be a local committee for the Company in that country; remove or suspend such local committee or any members thereof; and fix and vary the remuneration payable to the members of any such committee;

     (b) open transfer offices of the Company and close the same at their discretion;

     (c) appoint and remove agents to represent the Company for such purposes as the directors may determine;

     (d) give such agents the power to appoint substitute agents to act in their place during their absence of inability to act, to remove such substitutes, and to appoint others; and

     (e) grant to such committee members or agents power to appoint other persons as co-committee members or joint agents.

120. Each local committee member shall have the power to nominate and appoint from time to time an alternate committee member with full power and authority to act in his place during his absence or inability to act,and to remove such alternate and to appoint another in his place. All such appointments shall be subject to the approval of the directors. No local committee member or his alternate shall be obliged to be a member of the Company.

121. Any director may act on any local committee appointed in terms of article 119 when present in the country for which the committee is appointed to act, and may take part in the proceedings of such committee and have the same rights and privileges as any member of the committee permanently resident in the country for which the committee is appointed.

AGENTS

122. The directors may at any time and from time to time by power of attorney appoint any person or persons to be the agent or attorney of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Articles, and for such period and subject to such conditions as the directors may from time to time think fit, and any such appointment may, if the directors think fit, be made in favour of the members or any of the members of any local committee established under article 119, or in favour of any company or the members, directors, nominees, or managers of any company or firm or in favour of any varying body of persons, whether nominated directly or indirectly by the directors.

123. Any such agent or attorney may be authorised by the directors to delegate all or any of the powers, authorities and discretions for the time being vested in them.

BORROWING POWERS

124. Subject to articles 125 and 127 the directors may from time to time at their discretion raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company as they see fit, and in particular may pass mortgage bonds or issue debentures or debenture stock of the Company whether unsecured or secured by all or any part of the property of the Company, whether present or future.

125. Where the Company is a listed company and is not a subsidiary of a listed company, the directors shall so restrict the borrowing of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (as regards subsidiary companies in so far as by such exercise they can procure) and that the aggregate principal amount outstanding in respect of monies so raised, borrowed or secured by the Company and any of its subsidiary companies for the time being (hereinafter referred to as "the Group"), as the case may be, exclusive of inter-company borrowings, shall not except with the consent of the Company in general meeting, exceed R40 000 000 (forty million rand) or the aggregate from time to time of the issued and paid-up capital of the Company, together with the aggregate of the amounts standing to the credit of all distributable and non-distributable reserves (including minority interests in subsidiary companies and provisions for deferred taxation), any share premium accounts of the Company and its subsidiaries certified by the Company's auditors and as attached to or forming part of the last annual financial statements of the Company or of the Group, as the case may be, which shall have been drawn up to be laid before the Company in general meeting at the relevant time, whichever is the greater, provided that no such sanction shall be required to the borrowing of any monies intended to be applied and actually applied within 90 (ninety) days in the repayment (with or without any premium) of any monies then already borrowed and outstanding and notwithstanding that such new borrowing may result in the abovementioned limit being exceeded.

126.  For the purposes of article 125 "borrowings" shall:-

      (a) without limitation, include monetary guarantees executed by the Company or by any controlled company or subsidiary of the Company other than:

            (i) guarantees in respect of the borrowing of moneys, where the amount of such borrowing is already included in the aggregate referred to in article 125;

            (ii) guarantees of the obligations of any subsidiary where such obligations arise from acts which, if they had been performed by the Company as principal, would not constitute borrowings within the meaning of this Article;

            provided that where the guarantees have been executed to secure bank overdraft or other facilities, of a variable nature, such guarantees shall only be deemed to be borrowings to the extent to which such overdraft or other facilities are used from time to time;

      (b) not include any borrowing by the Company from any of its subsidiaries or by any of its subsidiaries from the Company or from any other of its subsidiaries.

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                                        40

127. In the event that the Company is a subsidiary of a listed holding company, the total amount owing by the Company in respect of monies so raised, borrowed or secured shall not exceed the amount authorised by its listed holding company.

128. No lender or person dealing with the Company shall be obliged to see or enquire whether the restrictions imposed by articles 125 and 127 are observed.

129. Debentures, debenture stock, bonds and other instruments of debt may be issued at par or at a discount or at a premium, and with any special privileges as to redemption, surrender and drawings, provided that no special privileges as to allotment of shares or stock, attending and voting at general meetings, appointment of directors or otherwise shall be given save with the sanction of the Company in general meeting.

RESERVES

130. The directors may, before declaring or recommending any dividends, set aside out of the amount available for dividends such sum as they think proper as a reserve or an addition thereto. The directors may divide the reserve into such special funds as they think fit, with full power to employ the assets constituting such fund or funds in the business of the Company or they may invest the same upon such investments (other than shares of the Company) as they may select without being liable for any depreciation of or loss in consequence of such investments, whether the same be usual or authorised investments for trust funds or not.

131. The reserve may, at the discretion of the directors, be applicable for the equalisation of dividends or for making provision for exceptional losses, expenses or contingencies or the extension or development of the Company's business or for writing down the value of any of the assets of the Company, or for repairing, improving and maintaining any buildings, plant, machinery or works connected with the business of the Company, or to cover the loss in wear and tear or other depreciation in value of any property of the Company, or for any other purpose to which the profits of the Company may be properly applied, and the directors may at Any time divide among the members by way of bonus or special dividends any part of

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                                         41

      the reserve which in their opinion is not required for the purposes aforesaid, and as may be permitted by the Statutes.

DIVIDENDS

DECLARATION

132. The Company in general meeting or the directors may from time to time declare a dividend to be paid to the members in proportion to the number of their shares.

133. No larger dividend shall be declared by the Company in general meeting than is recommended by the directors, but the Company in general meeting may declare a smaller dividend.

134. No dividend shall be declared except out of the profits of the Company. The declaration of the directors as to the amount of the profits of the Company shall be conclusive.

135.  (a)   Dividends shall be declared in South African currency provided that the directors shall have power, where any members of the Company reside outside the Republic, to declare a dividend in any other relevant currency subject to such laws or regulations as may be applicable thereto, and in such event to determine the date on which and the rate of exchange at which it shall be converted into the other currency.

      (b)   No dividend shall bear interest against the Company.

      (c) Dividends may be declared either free or subject to the deduction of income tax and any other tax or duty in respect of which the Company may be chargeable.

PAYMENT

136. Dividends shall be payable to shareholders standing registered as at a date to be determined which date shall be subsequent to the date of declaration or the date of confirmation of the dividend, whichever is the later. The period between the later of the said dates and the date of the closing of the transfer registers in respect of the dividend shall where the Company is a listed company be not less than 14 (fourteen) days.

137. Any dividend declared may be paid and satisfied, either wholly or in part, by the distribution of specific assets, and in particular of shares or debentures of any other company, or in cash, or in any one or more of such ways, as the directors may at the time of declaring the dividend determine and direct. If any difficulty arises in the course of such distribution the directors may settle the manner of distribution as they think expedient, and in particular may assign a value to any specific assets, determine that cash payments shall be made to any members upon the basis of such valuation and vest any such assets in trustees upon trust for the persons entitled to the dividend in such manner as they see fit.

138. Any dividend may be paid by cheque, warrant, coupon or otherwise as the directors may from time to time determine, and may, if paid otherwise than by coupon, be sent by post to the last registered address of the member entitled thereto or, in the case of a joint holding, of the member first named in the register in respect of such holding, or may be sent to any other address specified for the purpose by such member or first named member, as the case may be.

139. The payment of such cheque or warrant or the surrender of any coupon shall be a good discharge to the Company of the obligation to pay the amount specified in such document. In any case where several persons are registered as the joint holders of any share, any one of such persons may give effectual receipt for all dividends and payments on account of dividends in respect of such share.

140. The Company shall not be responsible for the loss of, or any delay in, the transmission of any cheque, warrant or other document sent through the post to the

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                                       43

      registered address of any member whether or not such document was so sent at the request of such member.

FORFEITURE

141. All unclaimed dividends may be invested or otherwise made use of by the directors for the benefit of the Company until claimed. Any dividend remaining unclaimed for a period of 12 (twelve) years from the date of declaration thereof may be declared by the directors to be forfeited to the Company.

CAPITALISATION

142. The Company may appropriate any sum forming part of the undivided profits which stand to the credit of the reserves of the Company or which are otherwise available for dividend:

      (a) in pursuance of a special resolution, to Stated Capital Account in terms of article 19(b);

      (b) in pursuance of an ordinary resolution, to a non-distributable reserve designated for the purpose, if such sum does not at such time form part of a non-distributable reserve.

143. The reserves of the Company, including the non-distributable reserves, may at any time be applied in paying up shares of the Company and in issuing such shares to the members of the Company in accordance with the provisions of these Articles relating to the issue of shares. Any such shares may be distributed among existing holders of the class of shares to which such shares belong, pro rata to their existing holdings, or may be dealt with in such other manner as the Company or the directors, as the case may be, may, subject to these Articles, determine.

144. If any difficulty arises in the issue of any shares in terms of article 143 the directors may settle the same as they think expedient, and in particular they may issue

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                                       44

      certificates, fix the value for distribution of such shares, make cash payments to any holders of shares on the basis of the value so fixed in order to adjust rights, and vest any shares or assets in trustees upon trust for the persons entitled to participate in such issue as may seem just and expedient to the directors.

145. A contract or memorandum shall be filed where appropriate in accordance with Section 93 of the Act and the directors may appoint any person to sign such contract on behalf of the persons entitled to participate in the issue, and such contract may provide for the acceptance by such holders of the shares to be allotted to them respectively in satisfaction of their claims.

PENSION FUNDS

146. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident retirement annuity or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to:

      (a) any persons who are or were at any time in the employment or service of: the Company; or any company which is a subsidiary of the Company; or any company which is allied to or associated with the Company; or

      (b) any persons who are or who were at any time salaried directors or salaried officers of the Company or of any other company referred to in (a) above; and

      (c) the wives, widows, families and dependants of any persons specified in (a)(b).

147. A director shall be entitled to participate in and retain for his own benefit any donation, gratuity, pension, allowance or emolument granted in terms of article 146.

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                                       45

CLUBS AND CHARITIES

148. The directors may establish or subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the general interests and well-being of the Company or of any companies or persons referred to in article 146, and make payments for or towards the insurance of any such persons, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any other person.

RECORDS

REGISTERS

149. The directors shall keep and maintain a register of members of the Company in one of the official languages of the Republic and an index thereto as provided in Sections 105 and 106 of the Act. In addition to any such register the Company may maintain a branch register under the provisions of Section 107 of the Act.

150.  There shall be entered in the register of members:

      (a)   the names and addresses of the members;

      (b) the shares held by each member, distinguishing each share by its denoting number, if any, by its class or kind, and by the amount paid or deemed to be paid thereon;

      (c) the date on which the name of any person was entered in the register as a member;

      (d)   the date on which any person ceased to be a member.

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                                       46

151.  The directors shall keep and maintain:

      (a) a register of directors and officers of the Company and shall enter therein the particulars required by Section 215 of the Act; and

      (b) a register of interests of directors and officers in contracts, in one of the official languages of the Republic, and shall enter therein the particulars of any declarations of interest made under Sections 234, 235 and/or 237 of the Act; and

      (c) a register of interests of directors, past directors, officers and other persons in the shares and debentures of the Company and shall enter therein the particulars of any such interests declared under
            Section 230 of the Act.

152.  The directors shall keep and maintain:

      (a) a register of pledges, notarial bonds, mortgage bonds and notarial debentures in accordance with the provisions of Section 127 of the Act; and

      (b)   a register of debenture holders in accordance with the provisions of
            Section 128 of the Act.

153.  Each of the registers referred to in articles 149,150, 151 and 152:

      (a) shall be kept at the office or at any office of the Company in the Republic where the work of making up such register is carried out or at the office of an agent of the Company in the Republic where the work of making up such register is carried out;

      (b) shall, except in the case of the register of members when such register is closed under the provisions of article 154, be open to the inspection of members during business hours, subject to any reasonable restriction from time to time imposed by the Company in general meeting.

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                                       47

154. The transfer books and register of members may, upon notice being given by advertisement in the Gazette and a newspaper circulating in the district in which the registered office is situate, and in the case of any branch register in the manner required by Section 108 of the Act, be closed during such time as the directors think fit, but not exceeding in total 60 (sixty) days in any year.

MINUTES

155. The directors shall in terms of Sections 204 and 242 of the Act cause minutes of the following matters to be inserted in books kept for the purpose:

      (a) all resolutions and other proceedings of any general meeting or any meeting of any class of members of the Company;

      (b) all resolutions and other proceedings of any meeting of the directors or of any executive or other committee.

      Such minutes shall specify, without limitation, all resolutions to appoint directors and all resolutions passed in terms of article 109 and shall record the names of all directors attending meetings of the directors or of any executive or other committee.

156. Any minutes of a meeting of the Company or of the directors or of any executive or other committee, and any extract therefrom purporting to be signed by any one director and the secretary, shall be receivable in evidence of the matters recorded therein. Any minutes of any resolution made in pursuance of article 109, and any extract therefrom purporting to be signed by any one director and the secretary, shall be receivable in evidence of the matters recorded therein.

ACCOUNTING RECORDS

157.  The directors shall cause accounting records to be kept in accordance with
      Section 284 of the Act.

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                                       48

158. The accounting records referred to in article 157 shall be kept at the office or at such other place or places as the directors may think fit.

159. The accounting records shall be open to inspection by any of the directors at any time. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the accounting records of the Company or any of them shall be open to inspection by members not being directors, and, subject to the rights granted to members in terms of the Act, no member other than a director shall be entitled to inspect any of the accounting records or other documents of the Company unless authorised by the directors or by the Company in general meeting.

ANNUAL FINANCIAL STATEMENTS

160. The directors shall from time to time, in accordance with Sections 286 and 288 of the Act, cause to be prepared and laid before the Company in general meeting such annual financial statements, group annual financial statements and group reports, if any, as are referred to in these sections.

161. The directors shall in accordance with Section 303 of the Act, prepare or cause to be prepared half-yearly interim reports, copies of which shall be sent to every member of the Company and to the Registrar.

162. Not less than 21 (twenty-one) days before the date of any annual general meeting a copy of the relevant annual financial statements and group annual financial statements to be laid before such meeting shall be delivered or sent by post to the registered address of every member and debenture holder of the Company and shall also be sent to the Company's auditors and to the Registrar. In addition and simultaneously, where the Company is a listed company, 3 (three) copies of the aforesaid financial statements shall be forwarded to The Johannesburg Stock Exchange. Nothing contained in this Article shall impose a duty on the directors to send copies of such documents to any person whose address is not known to the Company or, where any shares or debentures are jointly held, to more than one of the joint holders of such shares or debentures.

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                                       49

AUDIT

163. An auditor or auditors shall be appointed in accordance with Chapter X of the Act. An auditor may be a member of the Company but no person shall be eligible to be appointed as an auditor of the Company who has any interest otherwise than as a member, in any transaction to which the Company is a party, or who holds any office in the Company other than that of auditor, whether as director, manager, secretary or otherwise. If an auditor during his term of office as auditor, acquires an interest, or is appointed to an office, which renders him ineligible for appointment as an auditor, then such person shall ipso facto cease to be an auditor of the Company.

164. An auditor of the Company shall, subject to the provisions of the Act and of article 163, hold office until another appointment or other appointments to the office shall be made at a general meeting of the Company.

165. Any casual vacancy occurring in the office of auditor may be filled up by the directors and any person so appointed shall, subject to the provisions of Sections 275, 277 and 278 of the Act, continue in office until the first general meeting held after the appointment of such person, provided that if such general meeting fails to appoint an auditor in the place of the auditor whose office was vacated and if the person appointed by the directors to fill the place of such person be the only existing auditor of the Company, then such person may continue in office until such time as the Company in general meeting appoints an auditor or auditors or until the directors appoint some other person to fill the casual vacancy.

166.  The remuneration of the auditors shall be fixed by the directors.

167. At least once in every year the accounting records of the Company shall be audited. For this purpose:

      (a) the auditors shall be supplied with copies of the annual financial statements intended to be laid before the Company in general meeting;

      (b) the auditors shall at all times have access to the books and accounts of the Company;

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                                       50

      (c) the auditors may, for the purposes of the audit, examine the directors or officers of the Company.

      In addition to such audit the auditors shall make a report to the members in compliance with the Act.

168. If the Company is a holding company as defined in Section 1 of the Act, then the directors' report which is included in the consolidated or group annual financial statements issued by the Company in terms of the Act shall disclose:

      (a) full details of all matters material to an understanding of the state of affairs and business of the Company and the profit and loss earned or incurred by the Company and its subsidiary companies, if any;

      (b) the matters prescribed by Schedule 4 of the Act where these are applicable; and

      (c) where the Company is a listed company, full details of all special resolutions and resolutions (excluding resolutions of a routine nature passed in the normal course of business) passed at general meetings of the Company's subsidiary companies since the date of the previous annual financial statements of the Company.

169. The financial statements of the Company for any year, where certified by the auditors and laid before a general meeting, shall be deemed to be correct, and shall not in any case be re-opened, provided that if any error is discovered in such statements within a period of 3 (three) months following such general meeting, then such statements shall forthwith be corrected and re-certified by the auditors and thenceforth shall be deemed to be correct.

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                                       51

NOTICES

BY HAND OR BY POST

170. Subject to the provisions of articles 173 and 174 any notice to be given by the Company to a member shall be given by hand or sent by post by a prepaid letter addressed to the registered address of such member.

171.  Where notice is to be given by hand or by post then:

      (a) in the case of the joint holders of any share, such notice shall be effected by giving notice to the joint holder whose name appears first in the register of members in respect of such share; and notice so given shall be sufficient notice to all the holders of such share;

      (b) in the case of any share registered in the name of a member who is a minor, or subject to the marital power, or insolvent, or deceased or for whom a curator bonis has been appointed or is under judicial management or is in liquidation, notice may be given by hand to the person claiming to be entitled to the share in consequence of such state of affairs or may be sent by post in a prepaid letter addressed to such person by name, or by the title of representative of the deceased, or trustee of the insolvent or by any like description, at any address supplied for the purpose by such person, provided that if no such address has been supplied, notice may be given in the manner in which the same might have been given had such state of affairs not existed.

172. Any notice or document delivered or sent by post or left at the registered address of any member in pursuance of these Articles shall, notwithstanding that such member be then deceased, and whether or not the Company has received notice of his decease, be deemed to have been duly served in respect of any shares, whether held solely or jointly with other persons, unless some other person be registered in his stead as a holder or joint holder thereof, and such service shall, for all purposes, be deemed to be sufficient notice to his or her heirs, executors or administrators and/or to any joint holder of such shares.

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                                       52

BY ADVERTISEMENT

173. Notice to the holder of a share warrant shall, unless the conditions of issue provide that such holder shall receive notices by hand or by post, be given by advertisement.

174. Where any notice is required by these Articles to be given by the Company to the members or any of them such notice may be given by advertisement.

175. Any notice which must be given, or which may be given by advertisement shall, subject to the provisions of the Act, be inserted in a newspaper circulating in Johannesburg and, if the registered office of the Company is situated outside the Transvaal, in a newspaper circulating in the town or district in which the registered office of the Company is situated; provided that where a branch register or transfer office has been established, such advertisement shall also be inserted in at least one newspaper circulating in the district in which such branch register or transfer office is located.

PROCEDURE

176. In every notice calling a meeting of the Company or of any class of members of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote in lieu of such person, and that a proxy need not also be a member.

177. Any notice by post shall be deemed to have been served at the time when the letter containing the same was posted, and in proving the giving of the notice by post it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and posted.

178. Where a given number of days notice or notice extending over any period is required to be given, the day of service shall not, unless it is otherwise provided, be counted in such number of days or period.

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                                      53

179. Every person who by operation of law, transfer or other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which, prior to the date on which his name and address is entered on the register, is given to the person from whom he derives his title to such share.

NOTICE OF GENERAL MEETINGS

180.  Notice of a general meeting shall be given:

      (a) to every member of the Company except any member who has not supplied to the Company a registered address for the giving of notices;

      (b) to every person entitled to a share in consequence of the death or insolvency of a member;

      (c)   to the directors and the auditor for the time being of the Company;
            and

      (d)   by advertisement to the holders of share warrants to bearer.

      No other person shall be entitled to receive notice of general meetings.

VALIDITY OF ACTS

181. Accidental omission to give notice of any general meeting to any member of the Company or the non-receipt of such notice by any member shall not invalidate any resolution passed at any such meeting.

182. All acts done at any meeting of the directors or at any executive or other committee of the directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of the director or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

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                                       54

183. No provision of these Articles and no regulation prescribed by the Company in general meeting shall retrospectively invalidate any prior act of the directors which would have been valid had such article or regulation not been enacted.

WINDING UP

184. If the Company is wound-up, then the assets remaining after payment of all the debts and liabilities of the Company, including the costs of liquidation, shall be applied to repay to the members the amount paid up on the issued capital of the Company and thereafter the balance shall be distributed to the members in proportion to their respective shareholdings; provided that the provisions of this Article shall be subject to the rights of the holders of any shares issued upon special conditions.

185. Any part of the assets of the Company, including any shares or securities of other companies, may on a winding-up, and with the sanction of a special resolution of the Company, be paid to the members of the Company in specie, or may be vested in trustees for the benefit of such members, and the liquidation of the Company may thereupon be concluded and the Company dissolved.

LIABILITY

186. Subject to the provisions of Sections 247 and 248 of the Act, every director, manager, auditor or secretary and other officer or employee of the Company shall be indemnified and held harmless by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including travelling expenses, which any such officer or employee may incur or become liable to pay by reason of any contract entered into, or any act or omission done or omitted to be done by him in the discharge of his duties or in his capacity as such officer or employee.

187. Subject to the provisions of the Act, no director, manager, secretary or other officer or employee of the Company shall be liable for any act or omission of any other director, manager, secretary or other officer or employee of the Company; or for joining in any

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                                       55

      receipt or other act; or for any loss or expense suffered by the Company in consequence of any absence of, or any defect in, any title to any property acquired by order of the directors for or on behalf of the Company; or for any absence of, or defect in, any security upon which any of the moneys of the Company shall be invested; or for any loss or damage arising from the insolvency or delictual act of any person with whom any moneys, securities or assets shall be deposited; or for any loss or damage occasioned by any error of judgment or oversight on the part of such director, manager, secretary or other officer or employee; or for any other loss, damage or misfortune whatever which shall happen in or in relation to the execution of his office or employment, unless the same be attributable to his own negligence, default, breach of duty or breach of trust.

188. If, upon any consolidation by the Company of its shares, there are members holding less than 100 shares prior to the consolidation taking effect who become entitled to fractions of consolidated shares, then the Company shall, unless such members have elected to retain such fractions, cause the fractions to be aggregated and sold on such basis as the directors may determine and the Company shall account to such member for the proceeds attributable to each member's fraction.